Exhibit 10.21

INDUSTRIAL LEASE

THIS INDUSTRIAL LEASE ("Lease"), dated January 12, 2009, for reference purposes only, is made by and between JER BAYSIDE, LLC, a Delaware limited liability company ("Landlord"), and QUANTENNA COMMUNICATIONS, INC., a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date").

ARTICLE 1
REFERENCES

1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A.	Tenant's Address for Notices:	Before the Commencement Date:

219 Moffett Park Drive Sunnyvale, California 94089 Attention: Chief Executive Officer

After the Commencement Date:

3450 West Warren Avenue Fremont, California 94538 Attention: Chief Executive Officer

B.	Tenant's Representative:	Behrooz Rezvani

Phone Number:

C.	Landlord's Address for Notices:	c/o TMG Partners 100 Bush Street, 26th Floor San Francisco, California 94104

D.	Landlord's Representative:	Lynn Tolin

Phone Number:

E.	Intended Commencement Date:	February 16, 2009

F.	Intended Term:	Thirty-six (36) months, subject to extension pursuant to Section 2.8.

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G.	Expiration Date:	The date that is thirty-six (36) months after the Commencement Date

H.	First Month's Prepaid Rent:	Six Thousand Three Hundred Seventy Three Dollars and 04/100 ($6,373.04)

I.	Rent Commencement Date:	The date that is four (4) months after the actual Commencement Date.

J.	Intentionally Deleted

K.	Security Deposit:	Fifty Nine Thousand Three Hundred Thirty Five Dollars and 20/100 ($59,335.20)

L.	Required Liability Coverage:	Two Million Dollar ($2,000,000) Single Limit

M.	Number of Parking Spaces:	Eighty-one (81) spaces

N.	Brokers:

	Tenant's Broker:	Cornish & Carey Commercial

	Landlord's Broker:	Cornish & Carey Commercial

O. Project: That certain real property situated in the City of Fremont, County of Alameda, State of California, as presently improved with one (1) building described below as the "Building", which real property is described on Exhibit A attached hereto.

P. Building: That certain Building within the Project in which the Premises are located, which Building is shown on Exhibit A and is commonly known as 3400 and 3450 West Warren Avenue, Fremont, California. The Building contains approximately 76,978 square feet of gross leasable area.

Q. Common Areas: The "Common Areas" shall mean those areas within the Project which are located outside the Building and which are provided and designated by Landlord from time to time for general use by tenants of the Project including driveways, pedestrian walkways, parking spaces, landscaped areas and enclosed trash disposal areas.

R. Premises: Approximately 21,976 square feet of gross leasable area located in the Building (and, for purposes of this Lease, agreed to contain said number of square feet), which space is shown on the Floor Plan attached hereto as Exhibit B and commonly known as 3450 West Warren Avenue, Fremont, California.

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S. Base Monthly Rent: The term "Base Monthly Rent" shall mean the following:

Period	Base Monthly Rent

Commencement Date to the Rent Commencement Date	$0.00

Rent Commencement Date to the first anniversary of the Commencement Date	$6,373.04

First anniversary of the Commencement Date to the second anniversary of the Commencement Date	$17,580.80

Second anniversary of the Commencement Date to the third anniversary of the Commencement Date	$19,778.40

Extension Option	Fair Market Rent as determined pursuant to Section 2.8 of the Lease

T. Permitted Use: The term "Permitted Use" shall mean the following: General office and administrative, research and development, engineering, light manufacturing, assembly and testing of equipment, all to the extent permitted under and in accordance with the "IR Restricted Industrial" zoning classification applicable to the Project.

U. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

Exhibit A -	Description of the Project and showing the Building in which the Premises are located.

Exhibit B -	Floor Plan outlining the Premises.

Exhibit B-1:	Location of Two Offices (with Glass)

Exhibit B-2:	Computer Room Work and Exchange HVAC Unit

Exhibit C -	Form of Tenant Estoppel Certificate

Exhibit D -	Letter of Credit Provisions

Exhibit E -	Form of Acceptance Agreement

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ARTICLE 2
PREMISES, TERM AND POSSESSION

2.1 DEMISE OF PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain interior space described in Article 1 as the Premises. Landlord reserves the right to install, maintain, use and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises.

2.2 RIGHT TO USE COMMON AREAS: As an appurtenant right to Tenant's right to the use of the Premises, Tenant shall have the non-exclusive right to use the Common Areas in conjunction with other tenants of the Project and their invitees, subject to the limitations on such use as set forth in Article 4, and solely for the purposes for which they were designed and intended.

2.3 COMMENCEMENT DATE AND TERM: The term of this Lease shall begin, and the Commencement Date shall be deemed to have occurred, on the Intended Commencement Date unless Landlord is unable to deliver possession of the Premises to Tenant on the Intended Commencement Date in the required condition, in which case the Commencement Date shall be as determined pursuant to Section 2.4 below (the "Commencement Date"). The term of this Lease shall end on the Expiration Date. The Term shall be that period of time commencing on the Commencement Date and ending on the Expiration Date (the "Term").

2.4 DELIVERY OF POSSESSION: Landlord shall deliver to Tenant possession of the Premises on or before the Intended Commencement Date in their "as is", presently existing condition, broom clean, except that Landlord shall also, prior to the Intended Commencement Date, (a) install building-standard carpeting in the rear portion of the Premises that is not currently carpeted, which carpet shall match, as closely as reasonably possible, the existing carpeting in the Premises, (b) apply one coat of building-standard paint in the interior of the Premises, (c) install two (2) offices in the Premises as shown on Exhibit B-1 attached hereto, (d) expand the existing computer room and exchange the HV AC unit as shown on Exhibit B-1 attached hereto and as further described on Exhibit B-2 attached hereto (the "Computer Room and HVAC Work"), (e) fix the door that connects the lobby and the entryway in the Premises, (f) provide Tenant with early access to the Premises upon mutual execution of this Lease pursuant to and as described in Section 2.7 below (such work and/or obligations described in clauses (a) through (f) are referred to herein as "Landlord's Work"), and (g) be responsible to ensure that the bathrooms (including the sinks therein) are ADA compliant as of the Commencement Date. The term "Commencement Date" as used herein shall mean the later of February 16, 2009 and the date by which all of the conditions in clauses (a) through (f) of the immediately preceding sentence have been satisfied by Landlord. Concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord the amount of Ten Thousand Dollars ($10,000.00), which amount constitutes Tenant's contribution to the cost of the Computer Room and HVAC Work.

If the Commencement Date has not occurred on or before the Intended Commencement Date, for whatever reason, Landlord shall not be in default under this Lease, nor shall this Lease be void,

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voidable or cancelable by Tenant until the lapse of sixty (60) days after the Intended Commencement Date (the "Delivery Grace Period"); however, the Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that the Premises are Ready for Occupancy and delivers possession of the Premises in the required condition. Additionally, the Delivery Grace Period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Premises to Tenant by reason of (i) the wrongful actions of Tenant (including interference by Tenant with Landlord's completion of Landlord's Work) that actually delay the Commencement Date beyond the Intended Commencement Date ("Tenant Delay"), and (ii) Force Majeure; provided, however, the Delivery Grace Period shall not be extended by more than fifteen (15) days as a result of Force Majeure. Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless such delay continues for more than 24 hours after Landlord has provided Tenant with written notice of such delay. If the Commencement Date has not occurred within the described Delivery Grace Period (including any extensions thereof by reason of Tenant Delay or Force Majeure to the extent specified in the preceding sentence), then Tenant may cancel and terminate this Lease, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. If Tenant elects not to terminate the Lease, then the actual Commencement Date shall be determined as provided in this Section and the Rent Commencement Date shall be the same as specified in Section 1.1.I (i.e., the date that is four (4) months after the actual Commencement Date), and in no event shall Landlord be liable to Tenant for such delay; provided, however, that, notwithstanding the foregoing, if the Commencement Date has not occurred within thirty (30) days after the Intended Commencement Date (as such 30 day period may be extended by reason of Tenant Delay or Force Majeure) and provided that this Lease has been executed and delivered by Tenant no later than January 14, 2009, the Rent Commencement Date shall be delayed by one additional day for each day that the Commencement Date is delayed beyond such date.

2.5 ACCEPTANCE OF POSSESSION: Tenant acknowledges that it has inspected the Premises and is willing to accept them in their "as is", presently existing condition, broom clean, provided that Landlord's Work is completed therein. At such time as Landlord has completed Landlord's Work and delivered possession of the Premises to Tenant, Tenant shall submit to Landlord a signed copy of the Acceptance Agreement attached hereto as Exhibit E. Additionally, Landlord shall deliver the Premises to Tenant with the Building's mechanical, electrical, life safety, plumbing, sprinkler and heating, ventilating and air conditioning systems (collectively, the "Building Systems"), and the roof of the Building in good working condition. If it is determined that any of the foregoing were not in the required condition as of the Commencement Date, then Landlord shall not be liable to Tenant for any damages, but as Tenant's sole remedy, Landlord, at no cost to Tenant (including as Project Maintenance Costs), shall perform such work or take such other action as may be necessary to place the applicable Building Systems and other items in the good working condition; provided, however, that if Tenant does not give Landlord written notice of any deficiency of any of the Building Systems within six (6) months after the Commencement Date, Landlord shall not be responsible for correcting such condition pursuant to this Section 2.4 but rather such condition shall be corrected as otherwise provided in the Lease, including, Article 5.

2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture,

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supplies, wall decorations and other personal property from the Premises, and shall vacate and surrender the Premises to Landlord in substantially the same condition, broom clean, as existed at the Commencement Date, subject to ordinary wear and tear, casualty, condemnation, Hazardous Materials (other than those for which Tenant is responsible under this Lease), the Landlord's Work, and alterations that are not required to be removed at the expiration or earlier termination of the Lease pursuant to this Lease. Tenant shall repair all damage to the Premises, the Building or the Common Areas caused by Tenant or by Tenant's removal of Tenant's property and all damage to the exterior of the Building caused by Tenant's removal of Tenant's signs. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall replace all stained or damaged ceiling tiles and shall repair or replace, as necessary, all wall coverings and floor coverings that do not meet the surrender condition above to the reasonable satisfaction of Landlord. Tenant shall replace all burned out light bulbs and damaged light lenses. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the outside areas adjoining the Premises and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements constructed or installed by Tenant which Landlord requests be so removed by Tenant at the time it approves such improvements or in response to Tenant's Alteration Notice, as defined below (or, if Landlord's approval of such improvements was not required pursuant to the terms of this Lease and Tenant did not submit an Alteration Notice, then if Landlord has requested such removal at least thirty (30) days prior to the expiration or sooner termination of this Lease) and repair all damage caused by such removal. If the Premises are not surrendered to Landlord in the condition required by this Section 2.6 at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred from the date paid by Landlord at the then maximum rate of interest not prohibited by Law until paid, payable by Tenant to Landlord within ten (10) days after receipt of a statement therefore from Landlord, and Tenant shall be deemed to have impermissibly held over until such time as such required work is completed. Tenant shall pay Base Monthly Rent and Additional Rent in accordance with the terms of Section 13.2 (Holding Over) until such work is completed. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants.

2.7 EARLY OCCUPANCY: Tenant shall have the right to enter the Premises from and after the mutual execution of this Lease to install furniture, fixtures and equipment and otherwise prepare the Premises for occupancy (collectively, the "Early Entry Activities") provided that such entry and installation work does interfere with Landlord's completion of Landlord's Work. If Tenant enters into possession of the Premises prior to the Intended Commencement Date (or permits its contractors to enter the Premises prior to the Intended Commencement Date) for the sole purposes of performing the Early Entry Activities, such early occupancy shall not affect the Commencement Date except as otherwise expressly

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provided in Section 2.4 above, but Tenant shall be obligated to perform all its obligations under this Lease, excluding the obligation to pay Rent, from that sooner date.

2.8 OPTION TO EXTEND: If Tenant is not in default beyond applicable notice and cure periods on the date that Tenant exercises its Extension Option (as defined below), Tenant shall have one (1) option (the "Extension Option") to extend the initial Term for an additional period of one (1) year (the "Extended Term"). To exercise Tenant's option with respect to the Extended Term, Tenant shall give notice to Landlord not more than eighteen (18) months and not less than twelve (12) months prior to the expiration of the initial Term ("Election Notice").

A. If Tenant properly and timely exercises Tenant's Extension Option pursuant to this Section 2.8, the Extended Term shall be upon all of the same terms, covenants and conditions of this Lease; provided that the Base Monthly Rent applicable to the Premises for the Extended Term shall be the greater of: (i) the Base Monthly Rent as of the last month of the initial Term, or (ii) one hundred percent (100%) of the "Fair Market Rent" for space comparable to the Premises as of the commencement of the Extended Term. "Fair Market Rent" shall mean the annual rental being charged for space comparable to the Premises in buildings comparable to the Building located in the City of Fremont, County of Alameda, California, taking into account location, condition, existing improvements to the space, and any improvements to be made by Landlord to the Premises in connection with the Extended Term and that there will be no free rent, tenant improvement allowance or other concessions under this Lease during the Extension Tenn and no brokerage commissions paid by Landlord for the Extension Term.

B. Within forty five (45) days after the date of the Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the Extended Term. If within said forty five (45) day period, Landlord and Tenant are unable to agree on the Fair Market Rent for the Extended Term, then the Fair Market Rent shall be determined as provided in Section 2.8C below.

C. If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated in this Section 2.8C, shall be members of the American Institute of Real Estate Appraisers, shall have at least five (5) years experience appraising office space located in the vicinity of the Premises and shall be appointed and shall act in accordance with the following procedures:

(1) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal ("Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party ("Non Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser within ten (10) days of selection of the second

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appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

(2) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of. the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

(3) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term by the agreement of at least two (2) of the appraisers.

(4) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within fifteen (15) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent ( 10%) of the middle appraisal, shall be disregarded in calculating the average.

(5) If only one (1) appraiser is selected, then each party shall pay one· half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one half (1/2) of the fees and expenses of the third appraiser.

D. The Extension Option shall be personal to Quantenna Communications, Inc., a Delaware corporation, and its Permitted Transferees (as defined below) and shall terminate upon any other assignment of this Lease or any sublease of all of the Premises.

E. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Base Monthly Rent for the Extended Term and the new expiration date of the Term. All other terms and conditions of the Lease shall remain in full force and effect and shall apply during the Extended Term, except that: (i) there shall be no further option to extend the Term beyond a date that is one (1) year after the expiration of the initial Term, (ii) there shall be no rent concessions, and (iii) there shall be no construction allowance, tenant improvement allowance or similar provisions.

ARTICLE 3
RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 BASE MONTHLY RENT: Commencing on the Rent Commencement Date (as determined pursuant Section 2.3 above) and continuing throughout the Term, Tenant

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shall pay to Landlord, without prior demand, in advance on the first day of each calendar month, as base monthly rent, the Base Monthly Rent.

3.2 ADDITIONAL RENT: Commencing on the Commencement Date (as determined pursuant to Section 2.3 above) and continuing throughout the Term, in addition to the Base Monthly Rent due and payable on and after the Rent Commencement Date, Tenant shall pay to Landlord as additional rent ("Additional Rent") the following amounts:

A. Tenant's Proportionate Share of all Operating Expenses (as defined in Article 13). Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

(1) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, Tenant's Proportionate Share of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay such share of such expenses within thirty (30) days after receipt of a written bill therefore from Landlord; and/or

(2) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (or group of expenses, such as Landlord's Insurance Costs or Real Property Taxes) which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay Tenant's Proportionate Share of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to change from time to time the method of billing Tenant Tenant's Proportionate Share of such expenses or the periodic basis on which such expenses are billed.

B. Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;

C. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

D. Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

3.3 YEAR-END ADJUSTMENTS: If Landlord shall have elected to charge Tenant Tenant's Proportionate Share of the Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Section 3.2A(2) above, Landlord shall furnish to Tenant within three (3) months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) Tenant's Proportionate Share of such expenses for such period. If Tenant shall have paid more than Tenant's Proportionate Share of such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay Tenant's Proportionate Share of any such expenses in full, then Tenant shall pay to Landlord the amount

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of such underpayment within thirty (30) days from Landlord's billing of same to Tenant. The provisions of this Section 3.3 shall survive the expiration or sooner termination of this Lease.

3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within five (5) calendar days after Landlord has given Tenant written notice that the same is past-due, Tenant shall immediately pay to Landlord a late charge in an amount equal to five percent (5%) of the Base Monthly Rent or Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent due under this Lease when due, including the right to terminate this Lease. If any Rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any Rent that is not so paid from said fifth (5th) day at the then maximum rate of interest not prohibited by Law until paid.

3.5 PAYMENT OF RENT: All Rent shall be paid in lawful money of the United States, without any abatement, deduction or offset for any reason whatsoever (except as otherwise expressly provided in this Lease), to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be prorated at the commencement and expiration of the Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.

3.6 PREPAID RENT: Upon signing this Lease, Tenant shall immediately pay to Landlord, the First Month's Prepaid Rent as prepayment of rent for credit against the first installment of Base Monthly Rent due hereunder.

3.7 SECURITY DEPOSIT: Upon signing this Lease, Tenant shall immediately deposit with Landlord, in cash, the Security Deposit as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of Rent. At Tenant's option, at any time following execution of this Lease by Landlord and Tenant and Tenant's initial deposit with Landlord of the cash Security Deposit as required in the preceding sentence, the cash Security Deposit may be replaced with an unconditional, clean, irrevocable, standby letter of credit complying with the terms of this Section 3.7 and the terms and conditions set forth in Exhibit D attached hereto and incorporated herein by reference (the "Letter of Credit"). Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default (after applicable notice and cure periods) by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or

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interest on defaulted Rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean and repair the Premises following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; and (iv) to remedy any other default (after applicable notice and cure periods) of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by material men or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building during the Term, Landlord may transfer the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event Landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of thirty (30) days following a surrender of the Premises by Tenant to Landlord in accordance with the terms of this Lease within which to return the Security Deposit (less permitted deductions) to Tenant, it being agreed between Landlord and Tenant that thirty (30) days is a reasonable period of time within which to inspect the Premises, make required repairs, receive and verify workmen's billings therefore, and prepare a final accounting with respect to such deposit. In no event shall the Security Deposit, or any portion thereof, be considered prepaid Rent.

ARTICLE 4
USE OF PREMISES AND COMMON AREAS

4.1 PERMITTED USE: Tenant shall be entitled to use the Premises solely for the Permitted Use and for no other purpose whatsoever. Subject to the limitations contained in this Article 4, Tenant shall have the right to use the Common Areas, in conjunction with other tenants, solely for the purposes for which they were intended and for no other purpose whatsoever. Tenant shall not have the right to use the exterior surfaces of exterior walls, the area beneath the floor or the area above the ceiling of the Premises (other than for cabling which may be installed subject to Landlord's approval which shall not be unreasonably withheld, delayed or conditioned).

4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Premises, the Building, the Common Areas or the Project which does or could (i) unreasonably interfere with the rights of other tenants or occupants of the Building or the Project, (ii) jeopardize the structural integrity of the Building or (iii) cause damage to any part of the Building or the Project. Tenant shall not operate any equipment within the Premises which does or could (i) injure or materially vibrate or shake the Premises or the Building, (ii) damage, overload, corrode, or materially impair the efficient operation of any electrical, plumbing, sewer, heating, ventilating or air conditioning systems within or servicing the Premises or the Building, or (iii) damage or materially impair the efficient operation of the

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sprinkler system (if any) within or servicing the Premises or the Building. Without Landlord's prior written consent, Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building, and Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids, including Hazardous Materials, or other waste materials in the drainage systems of the Building, the Common Areas or the Project. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Project. Tenant shall not use any area located outside the Premises for the storage of its materials, supplies, inventory or equipment, and all such materials, supplies, inventory and equipment shall at all times be stored within the Premises. Tenant shall not commit nor permit to be committed any waste in or about the Premises, the Common Areas or the Project.

4.3 NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Premises shall be confined or muffled so that it does not unreasonably interfere with the businesses of or annoy other tenants of the Building or the Project. All dust, fumes, odors and other emissions generated by Tenant's use of the Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Premises in such a manner so as not to unreasonably interfere with the businesses of or annoy other tenants of the Building or the Project, or cause any damage to the Premises or the Building or any component part thereof or the property of other tenants of the Building or the Project.

4.4 TRASH DISPOSAL: Tenant shall provide trash and garbage disposal facilities inside the Premises for all of its trash, garbage and waste requirements and shall cause such trash, garbage and waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all areas outside the Premises and all fire corridors and mechanical equipment rooms in or about the Premises free and clear of all trash, garbage, waste and boxes containing same at all times.

4.5 PARKING: Tenant is allocated, and Tenant and its employees and invitees shall have the right to use on an unreserved basis not more than Tenant's Number of Parking Spaces in the parking lot serving the Building. Tenant shall not, at any time, use or permit its employees or invitees to use more parking spaces than the number so allocated to Tenant Tenant shall not have the exclusive right to use any specific parking space. In the event Landlord elects or is required by any Law to limit or control parking within the Project, whether by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program as reasonably established by Landlord; provided, however, that Tenant shall not in any event be required to pay for Tenant's parking. Tenant shall not, at any time, park or permit to be parked any trucks or vehicles adjacent to entryways or loading areas within the Project so as to interfere in any way with the use of such areas, nor shall Tenant, at any time, park or permit the parking of Tenant's trucks or other vehicles, or the trucks and vehicles of Tenant's suppliers or others, in any portion of the Common Areas not designated by Landlord for such use by Tenant. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment on any portion of the Common Areas. Tenant agrees to assume responsibility for compliance by its employees and invitees with the

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parking provisions contained herein. If Tenant or its employees park any vehicle within the Common Areas in violation of these provisions, then Landlord may charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Fifty Dollars ($50) per day for each day or partial day that each such vehicle is illegally parked, or parked in any area other than that designated. Tenant hereby authorizes Landlord, at Tenant's sole expense, to tow away from the Common Areas and store until redeemed by its owner any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions.

4.6 SIGNS: Tenant shall not place or install on or within any portion of the Premises, the Building, the Common Areas or the Project any sign (other than a business identification sign on the Building first reasonably approved by Landlord in accordance with this Section 4.6), advertisements, banners, placards or pictures which are visible from the exterior of the Premises. Tenant shall not place or install on or within any portion of the Premises, the Building, the Common Areas or the Project any business identification sign which is visible from the exterior of the Premises until Landlord shall have first reasonably approved in writing (which approval shall not be unreasonably withheld) the location, size, content, design, method of attachment and material to be used in the making of such sign and provided that such sign complies with all applicable Laws. Any signs, once approved by Landlord, shall be installed only in strict compliance with Landlord's approval and applicable Laws, at Tenant's expense, using a person first reasonably approved by Landlord to install same. Landlord may remove any signs (not first approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Premises, the Building, the Common Areas or the Project and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove any such signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS: Tenant shall not use or permit any person to use the Premises in any manner that violates any Laws or Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Premises, the Building, the Common Areas or the Project and shall defend with counsel acceptable to Landlord, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to do so. Notwithstanding the foregoing or Section 4.8 below, Tenant shall not be required to comply with or cause the Premises to comply with any Laws, Private Restrictions or insurance requirements requiring alterations to the Premises except as required under Section 6.3 below.

4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance policies carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (nor permit any other person to conduct) any activities within the Premises, or store, keep or use anything within the Premises which (i) is prohibited under the terms of any of such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies (unless Tenant agrees to pay such increases).

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Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 LANDLORD'S RIGHT TO ENTER: Landlord and its officers, agents, servants, employees and independent contractors (collectively, "Landlord Parties") shall have the right to enter the Premises upon not less than one business day's prior notice (except in the event of emergency or at Tenant's request) during normal business hours and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) supplying any services to be provided by Landlord to Tenant; (iii) showing the Premises to prospective purchasers, mortgagees or, during the last six months of the Term only, tenants; (iv) making necessary alterations, additions or repairs; (v) performing any of Tenant's obligations when Tenant has failed to do so after giving Tenant reasonable written notice of its intent to do so; and (vi) posting notices of non-responsibility or "For Lease" or "For Sale" signs. Additionally, Landlord shall have the right to enter the Premises at times of emergency. Any entry into the Premises or portions thereof obtained by Landlord in accordance with this Section 4.9 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. In exercising Landlord's rights hereunder, except in the event of emergency, Landlord shall use commercially reasonable efforts to avoid any unreasonable interference with Tenant's use of the Premises and shall comply with Tenant's reasonable security measures.

4.10 CONTROL OF COMMON AREAS: Landlord shall at all times have exclusive control of the Common Areas. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any reduction in or abatement of Rent, to: (i) temporarily close any part of the Common Areas to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close all or any part of the Common Areas to perform maintenance or for any other reason deemed sufficient or necessary by Landlord; (iii) change the shape, size, location, number and extent of improvements within the Common Areas including, without limitation, changing the location of driveways, entrances, exits, parking spaces, parking areas, sidewalks, directional or locator signs, or the direction of the flow of traffic; and (iv) to make additions to the Common Areas including, without limitation, the construction of parking structures. Landlord shall have the right to change the name or address of the Building. Tenant, in its use of the Common Areas, shall keep the Common Areas free and clear of all obstructions created or permitted by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. In exercising Landlord's rights hereunder, Landlord shall use commercially reasonable efforts to avoid any unreasonable interference with Tenant's use of, access to, or parking at the Premises.

4.11 RULES AND REGULATIONS: Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of space within the Project and the use of the Common Areas. Upon delivery

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to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations (beyond applicable notice and cure periods) shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations- and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Project. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to comply with any amendments or additions to the existing rules or regulations unless the same applies non-discriminatorily to all occupants of the Project, does not unreasonably interfere with Tenant's use of, access to, or parking at the Premises, the Building, and the Project, and does not materially increase the obligations or decrease the rights of Tenant under this Lease.

4.12 ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. So long as such voluntary cooperation does not unreasonably interfere with Tenant's use of or operations in the Premises, Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of such compliance or cooperation and Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.13 OUTSIDE AREAS: No materials, pallets, supplies, tanks or containers whether above or below ground level, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises.

4.14 HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant, Tenant's employees, contractors, agents, permittees or invitees (the "Tenant Parties") after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel acceptable to Landlord, and hold harmless Landlord from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or the Tenant Parties after the Effective Date.

B. If the presence of Hazardous Materials on the Project caused by Tenant or the Tenant Parties after the Effective Date results in contamination or deterioration of water or soil or any other part of the Project, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination in accordance with applicable Hazardous Materials Laws. Tenant shall further be solely responsible for, and shall defend, indemnify and

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hold Landlord and the Landlord Parties harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any investigation and remediation (including investigative analysis, removal, cleanup, and/or restoration work) required hereunder as a result of any such contamination by Tenant or Tenant Parties.

C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) its knowledge of any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant acknowledges that Landlord, as the owner of the Project, at Landlord's election, shall have the sole right at Tenant's expense (if Tenant or Tenant's Agents are responsible for such Hazardous Materials under this Lease) to negotiate, defend, approve, and/or appeal any action taken or order issued with regard to Hazardous Materials by any applicable governmental authority. Tenant may use small quantities of household chemicals such as adhesive, lubricants, and deaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary to the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Project (or any portion thereof) and which Landlord consents in writing may be brought onto the Project. In granting Landlord's consent, Landlord may specify the location and manner or use, storage, or handling of any Hazardous Material. Landlord's consent shall in no way relieve Tenant from any of its obligations as contained herein. Tenant shall notify Landlord in writing at least ten (10) days prior to the first appearance of any Hazardous Material on the Premises, the Building, the Common Areas and/or the Project. Tenant shall provide Landlord with a list of all Hazardous Materials and the quantities of each Hazardous Material to be stored, or used, on any portion of the Project, and upon Landlord's request Tenant shall provide Landlord with copies of any and all Hazardous Materials Management Plans, Material Safety Data Sheets, Hazardous Waste Manifests, and other documentation maintained or received by Tenant pertaining to the Hazardous Materials used, stored, or transported or to be used, stored, or transported on any portion of the Project. At any time during the Term, Tenant shall, within five (5) days after written request from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project (or have been used by Tenant on the Project), the nature of such use, and the manner of storage and disposal.

D. Landlord may cause testing wells to be installed on the Project and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Section 4.14A and/or B above. Landlord may retain consultants to inspect the Project, conduct periodic environmental audits, and review any information provided by Tenant, and such costs to the extent reasonably related to Tenant's use and operation of the Premises shall be treated as Project Maintenance Costs, to the extent properly included therein.

E. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials introduced by Tenant from the Project and shall

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provide a certificate to Landlord from a registered consultant satisfactory to Landlord, certifying that Tenant has caused no contamination of the Building or the soil or groundwater in or about the Premises, the Building, the Common Areas or the Project. If Tenant fails to so surrender the Project, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Project as required by this Section 14.14E, including, without limitation, any claims or damages in connection with the condition of the Project including, without limitation, damages occasioned by the inability to lease the Project (or any portion thereof) or a reduction in the fair market and/or rental value of the Premises, the Building, the Common Areas and/or the Project by reason of the existence of any such Hazardous Materials in or around the Premises, the Building, the Common Areas and/or the Project. In addition, Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to lease the Project or a reduction of the fair market and/or rental value of the Premises, the Building, the Common Areas and/or the Project.

F. As used herein, the term "Hazardous Materials" means any product, substance, chemical, material or waste which by itself or in combination with other materials is (i) potentially harmful to public health, safety, welfare or the environment and (ii) regulated or monitored by any governmental authority. Hazardous Materials include, without limitation, hydrocarbons, petroleum, gasoline, crude oil or any fraction, product or by-product thereof. "Hazardous Material Laws" means all federal, state and local laws, statutes, ordinances, codes rules, regulations, standards, orders and requirements pertaining to Hazardous Materials and/or environmental conditions in, on, under or about the Premises, the Building the Common Areas and/or the Project, including soil and groundwater conditions, whether now in effect or which may hereafter come into effect.

G. Tenant's failure to comply with any of the requirements of this Section
4.14 regarding the storage, use, disposal, or transportation of Hazardous Materials (after applicable notice and cure periods) shall be a material default under the terms of this Lease. The obligations of Landlord and Tenant under this Section 4.14 shall survive the expiration or earlier termination of the Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Section 4.14. In the event of any inconsistency between any other part of this Lease and this Section 4.14, the terms of this Section 4.14 shall control.

H. Tenant acknowledges that Landlord has made available to Tenant a copy of the Phase I Environmental Site Assessment, dated November 27, 2007 (the "Phase I Report"), regarding the Building and the Project.
ARTICLE 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 REPAIR AND MAINTENANCE: Except in the case of damage to or destruction of the Premises, the Building or the Project caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Premises, the Building and the Common Areas.

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A. Tenant's Obligation: Tenant shall, at all times during the Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Premises and every part thereof and all appurtenances thereto, including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and (vi) all entranceways to the Premises. Tenant shall, at its sole cost and expense, repair all damage to the Premises, the Building, the Common Areas or the Project caused by the activities of Tenant or the Tenant Parties promptly following written notice from Landlord to so repair such damage. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Article within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

B. Landlord's Obligation: Landlord shall, at all times during the Term, maintain in good condition and repair: (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior walls, and roof); (ii) the Common Areas; and (iii) the electrical and plumbing systems located outside the Premises which service the Building. Landlord shall hire a licensed heating, ventilating and air conditioning contractor to regularly, and periodically inspect (not less frequently than every three (3) months) and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Premises (including the HVAC units in the computer room) and the cost thereof shall be treated as a Project Maintenance Cost (except to the extent the cost thereof is not included in the calculation of Project Maintenance Costs as described in clauses (a) through (g) of Section 13.12 below). Additionally, to the extent that the Building contains central heating, ventilating and/or air conditioning systems located outside the Premises that are designed to service, and are then servicing, more than a single tenant within the Building ("Common HVAC"), Landlord shall maintain in good operating condition and repair such Common HVAC equipment and systems. The provisions of this Section 5.2B shall in no way limit the right of Landlord to charge to tenants of the Project, as Additional Rent pursuant to Article 3, the costs incurred by Landlord in making such repairs and/or performing such maintenance to the extent such costs are properly included as Project Maintenance Costs under this Lease. Notwithstanding anything in this Lease to the contrary, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or any other occupant of the Project, or their respective agents, employees, contractors or invitees, (b) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (c) required as a consequence of any violation of any Laws or construction defects in the Premises, the Building or the Project as of the Lease Commencement Date (except as may be attributable to Tenant during its early occupancy period), (d) for which Landlord has a right of reimbursement from others, (e) to any portion of the Building that is outside of the demising walls of the Premises and inside another tenant's leased premises, (f) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises; and (g) that result in costs that should

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be properly capitalized under generally accepted accounting principles (it being understood that such costs shall be amortized over the useful life of the capital item in question and such amortized costs included in Project Maintenance Costs as described in Section 13.12 below). In performing all repair and maintenance, Landlord shall use commercially reasonable efforts to avoid any unreasonable interference with Tenant's business operations at the Premises.

C. Americans With Disabilities Act ("ADA") and Similar Acts: During the Term, Landlord, at its sole cost and expense, shall be responsible for compliance with the ADA, Title 24 of the California Administrative Code, and other similar federal, state, and local laws and regulations, with respect to the structural walls, foundations, electrical and structural systems, concrete sub-flooring, structural elements of the roof, major building systems, and underground utilities, including the Building shell. During the Term, Tenant, at its sole cost and expense, shall cause all alterations, additions, improvements and repairs made by Tenant to the Premises to comply with the provisions of the ADA, Title 24 of the California Administrative Code, and other similar federal, state, and local laws and regulations, including, without limitation, any alterations required under the ADA for the purposes of "public accommodations" (as that term is used in the ADA).

5.2 SERVICES AND UTILITIES: The parties shall have the following responsibilities and obligations with respect to obtaining and paying the cost of providing the following utilities and other services to the Premises.

A. Gas and Electricity: Landlord shall arrange, at its sole cost and expense and in Tenant's name, for the supply of gas and electricity to the Premises. Tenant shall be responsible for determining if the local supplier of gas and/or electricity can supply the needs of Tenant and whether or not the existing gas and/or electrical distribution systems within the Building and the Premises are adequate for Tenant's needs. Tenant shall pay all charges for gas and electricity as so supplied to the Premises.

B. Water: Landlord shall provide the Premises with water for lavatory and drinking purposes only. Tenant shall pay, as Additional Rent, the cost to Landlord of providing water to the Premises. In the event Landlord believes that Tenant is using more water than what normally would be required for lavatory and drinking purposes, Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's estimate of the cost of Tenant's excess water usage or (ii) install (or require Tenant to install at Tenant's sole cost) a separate meter for purposes of measuring Tenant's water usage and, based upon such meter readings, periodically charge Tenant, as Additional Rent, a sum equal to Landlord's estimate of the cost of Tenant's excess water usage. In the event that Landlord shall so install such a separate meter, Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in purchasing and installing such meter and thereafter all costs incurred by Landlord in maintaining said meter. The cost of Tenant's water usage shall include any costs to Landlord in keeping account of such usage and all governmental fees, public charges or the like attributable to or based upon (such as sewer usage fees) the use of water to the extent of such usage.

C. Security Service: Tenant acknowledges that Landlord is not responsible for the security of the Premises or the protection of Tenant's property or the Tenant Parties, and

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that to the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

D. Trash Disposal: Tenant acknowledges that Landlord is not responsible for the disposal of Tenant's waste, garbage or trash and that Tenant shall arrange, in its own name and at its sole cost, for the regular and periodic removal of such waste, garbage or trash from the Premises. In no event shall Landlord be required to provide trash bins for the disposal of Tenant's waste, garbage or trash.

5.3 ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Project. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate reasonably with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Project and/or (ii) in order to comply with the requirements of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources; provided, however, that Tenant shall not be required to comply with any rules that Landlord adopts as a voluntary measure (rather than in compliance with applicable laws, ordinances, regulations or tariffs of a governmental or quasi-governmental authority or public utility) unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Tenant's use of and operations at the Premises, and does not materially increase the obligations or costs or decrease the rights of Tenant under this Lease.

5.4 LIMITATION OF LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant or the Tenant Parties, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of (i) Landlord's failure to perform any maintenance or repairs to the Project until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (ii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Premises, the Building or the Project from whatever cause (other than Landlord's active gross negligence or willful misconduct), or (iii) the unauthorized intrusion or entry into the Premises by third parties (other than Landlord).

5.5 RENT ABATEMENT: If there is a failure, interruption, rationing or other curtailment (any such event being referred to herein as an "Interruption of Service") in the supply of water, electric current, gas or other utility service to the Premises for any cause and such Interruption of Service continues for ten (10) or more consecutive business days after Tenant's written notice thereof to Landlord, and Tenant is unable to conduct any business in a material portion of the Premises as a result thereof during such ten (10) business day period, then Tenant shall be entitled to an abatement of Monthly Base Rent and Tenant's obligation to pay Tenant's Proportionate Share of Building Operating Expenses, which abatement shall commence as of the eleventh (11th) business day described above and terminate upon the cessation of such

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Interruption of Service, and which abatement shall be based on the portion of the Premises rendered inaccessible or unusable for Tenant's business by such Interruption of Service. In addition, if any Interruption of Service continues for more than sixty (60) days, then Tenant shall have the right to terminate this Lease. The termination and abatement provisions set forth above shall be inapplicable to any Interruption of Service that is attributable to (x) damage from fire or other casualty (it being acknowledged that such situation shall be governed by Article 10) or condemnation (it being acknowledged that such situation shall be governed by Article 11), (y) Tenant's failure to pay for any services that are.the subject of the Interruption of Service, or (z) the negligence or willful misconduct of Tenant or its officers, directors, employees, agents or contractors.

ARTICLE 6
ALTERATIONS AND IMPROVEMENTS

6.1 BY TENANT: Tenant shall not make any alterations to or modifications of the Premises or construct any improvements to or within the Premises without Landlord's prior written approval, and then not until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense, using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality that match or complement the original improvements existing as of the Commencement Date. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, and (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility. In no event shall Tenant make any modifications, alterations or improvements to the Common Areas or any areas outside of the Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets; overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Tenant shall pay Landlord's reasonable costs to inspect the construction of Tenant's alterations or modifications and to have Landlord's architect revise Landlord's drawings to show the work performed by Tenant. Notwithstanding the foregoing, Tenant may construct non-structural alterations without Landlord's prior approval, if the cost of any such project does not exceed Twenty-Five Thousand Dollars ($25,000); provided, however, that as to any such non-structural alterations, Landlord reserves the right to require Tenant to remove such alterations prior to the expiration or earlier termination of this Lease by giving written notice of such required removal to Tenant at least thirty (30) days prior to the expiration or earlier termination of this Lease; provided, however, if Tenant submits to Landlord a written notice of such alteration that clearly requests Landlord's determination as to whether any such alteration must be removed and states in the text that such notice constitutes as "Alternation Notice" pursuant to Section 6.1 of this Lease (an "Alteration Notice"), then Landlord shall not be entitled to require removal of such alteration unless it notifies Tenant in writing of such requirement within fifteen (15) days following delivery of such Alteration Notice.

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6.2 OWNERSHIP OF IMPROVEMENTS: All modifications, alterations or improvements made or added to the Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Premises, but shall remain the property of Tenant during the Term. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Premises during the Term without Landlord's written approval first obtained in accordance with the provisions of Section 6.1 above. At the expiration or sooner termination of the Lease, all such modifications, alterations and improvements (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Premises by Landlord at Landlord's expense shall be deemed real property, and a part of the Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Premises and not trade fixtures of Tenant. Notwithstanding the foregoing, (i) Tenant shall have the right to remove at any time and from time to time any alterations to the Premises made or added by Tenant, except for alterations which cannot be removed without structural injury to the Premises, provided that Tenant repairs all damage caused by such removal, (ii) Landlord shall not right to require Tenant to remove any alterations or improvements unless Landlord notifies Tenant at the time Landlord consents to such alterations that Landlord shall require such alterations to be removed (provided, however,that as to any such non-structural alterations that do not require Landlord's approval pursuant to Section 6.1 above and for which Tenant did not submit an Alteration Notice, Landlord reserves the right to require Tenant to remove such alterations prior to the expiration or earlier termination of this Lease by giving written notice of such required removal to Tenant at least thirty (30) days prior to the expiration or earlier termination of this Lease), and (iii) Tenant shall not in any event be required to remove any of the Landlord's Work.

6.3 ALTERATIONS: At its sole cost, Tenant shall make all modifications, alterations and improvements to the Premises that are required by any Law because of (i) Tenant's particular use or occupancy of the Premises, the Building or the Project, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Premises. If Landlord shall, at any time during the Term, (i) be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Project, (ii) modify the existing (or construct additional) capital improvements or provide building service equipment for the purpose of reducing the consumption of utility services or Project Maintenance Costs for the Project, the cost incurred by Landlord in making such modifications, alterations or improvements shall be considered a Project Maintenance Cost to the extent properly included within the definition thereof.

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6.4 LIENS: Tenant shall keep the Premises, the Building and the Project free from any liens caused by Tenant's work at the Premises and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or the Tenant Parties relating to the Premises. If any such claim of lien is recorded against Tenant's interest in this Lease, the Premises, the Building or the Project, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten (10) days after the same has been so recorded and Tenant's failure to do so (after applicable notice and cure periods) shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7
ASSIGNMENT AND SUBLETTING BY TENANT

7.1 BY TENANT: Tenant shall not sublet the Premises (or any portion thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent first obtained in accordance with the provisions of this Article 7, but which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted subletting, assignment or encumbrance without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of Rent by Landlord from any person or entity other than Tenant, or the acceptance of Rent by Landlord from Tenant with knowledge of a violation of the provisions of this Article, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant's interest in this Lease. In the event that Tenant subleases all of the Premises or assigns its interest under the Lease other than to a Permitted Transferee, Tenant shall lose any rights or options to renew or extend the term of this Lease or to expand the size of the Premises.

7.2 MERGER OR REORGANIZATION: If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Term of a controlling percentage of the capital stock of Tenant, shall be deemed an assignment of Tenant's interest in this Lease and shall require Landlord's consent except to the extent provided otherwise in Section 7.9 below. Notwithstanding anything to the contrary herein, the sale or issuance of Tenant's stock for the purpose of raising equity financing and/or the granting of stock options shall not be deemed an assignment or other transfer of this Lease and shall not require any consent of, or payment of consideration to, Landlord.

7.3 LANDLORD'S ELECTION: If Tenant or Tenant's successors shall desire to assign its interest under this Lease or to sublet the Premises, Tenant and Tenant's successors must first notify Landlord, in writing, of its intent to so assign or sublet, at least fifteen (15) days in advance of the date it intends to so assign its interest in this Lease or sublet the Premises but not sooner than sixty (60) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or sublessee's intended use of the Premises, a current financial statement of such proposed assignee or sub lessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period often (10) days following receipt of such notice and receipt of all information requested by Landlord regarding the proposed assignee or sub lessee within which to do one of the following: consent to such requested assignment or subletting subject to Tenant's and Tenant's successors' compliance with

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the conditions set forth in Section 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. Tenant and Tenant's successors covenant and agree to supply to Landlord, upon request, with all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. Landlord's review period shall not commence until Landlord has received all information requested by Landlord. The provisions of this Section 7.3 shall not apply to transactions with Permitted Transferees.

7.4 CONDITIONS TO LANDLORD'S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance shall, after expiration of applicable notice and cure period, constitute a material default by Tenant under this Lease giving Landlord the absolute right to terminate this Lease. The conditions are as follows:

A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

B. Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume (in the case of any assignee) or to be bound by (in the case of any sub lessee) the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having agreed to be bound by Tenant's obligations upon a foreclosure or transfer in lieu thereof).

C. Tenant having fully and completely performed all of its obligations under the terms of this Lease so that no non-monetary default (after applicable notice and cure periods) and no monetary default by Tenant exists as of the date of the requested consent or the date such assignment or subletting is to become effective.

D. Tenant having reimbursed to Landlord all reasonable costs and attorneys' fees incurred by Landlord (not to exceed $1,000) in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.

E. Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements.

F. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all Assignment Consideration or Excess Rentals for such assignment or subletting as required by Section 7.5 below, excluding transactions with Permitted Transferees (defined below).

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7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS
DEFINED: For purposes of this Article 7, the term "Assignment Consideration" shall mean all consideration paid by the assignee as consideration for such assignment, and the term "Excess Rentals" shall mean all consideration to be paid by the sub lessee in excess of the Rent to be paid by said sublessee/sublessor for the premises subleased for the same period. Assignment Considerations and/or Excess Rentals shall include all payments made or to be made by any assignee or sub lessee relating in any way to any transfer of an interest in the Lease or the Premises including, but not limited to, any payment made with respect to property which would or shall become Landlord's property upon the expiration or earlier termination of the Lease, whether such property was installed or paid for by Landlord or by Tenant or Tenant's successors. In the event Tenant or Tenant's successors sublease a portion of the Premises, Excess Rentals shall be calculated by subtracting the rent payable by the sub lessor for the portion of the Premises so sublet from all consideration to be paid by such sub lessee. Rent payable by the sub lessor for the portion of the Premises so sublet shall be calculated by multiplying the Base Monthly Rent payable by the sublessor for the Premises leased by such sub lessor by a fraction, the numerator of which is the area in square feet subleased and the denominator of which is the total floor area of the Premises leased by such sub lessor also in square feet. Notwithstanding anything in the Article 7, any Assignment Consideration and Excess Rentals shall be payable by Tenant to Landlord only as and when actually received by Tenant and only after deducting all costs of Tenant in connection with such assignment or sublease, including, without limitation, brokers' commissions, the cost of any improvements to the Premises made for such assignee or subtenant, and the unamortized costs of all alterations, modifications and other improvements previously made to the Premises and paid for by Tenant. The provisions of this Section 7.5 shall not apply to transactions with Permitted Transferees.

7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct. Landlord may require that all payments of Excess Rentals and/or Assignment Consideration to be made hereunder be made directly to Landlord by such transferee.

7.7 GOOD FAITH: The rights granted to Tenant by this Article 7 are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Premises and the value of any of Tenant's personal property which may be conveyed or leased concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant after expiration of applicable notice and cure periods, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 EFFECT OF LANDLORD'S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary

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obligation to pay Rent and to perform all of the obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant's interest in this Lease or to one or more sublettings of the Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Section 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sub lessee, including, without limitation, the payment to Landlord of all agreed Assignment Considerations and/or Excess Rentals then due Landlord,

7.9 PERMITTED TRANSFEREES: Notwithstanding anything to the contrary above, as long as (a) Quantenna Communications, Inc. or a Permitted Transferee of Quantenna Communications, Inc. is the then-current Tenant under this Lease, (b) no non- monetary default (beyond applicable notice and cure periods) and no monetary default under this Lease then exists, Tenant shall have the right, without the consent of Landlord, but without in any way releasing Quantenna Communications, Inc. from any of its obligations under this Lease, to (a) assign its interest in this Lease to (i) any corporation or other entity which is a successor to Tenant either by merger or consolidation, or (ii) a purchaser of all or substantially all of Tenant's assets, or (iii) to a corporation or other entity which shall control, be under the control of, or be under common control with Tenant (the term "control" as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) (any such entity being a "Permitted Transferee"), or (b) sublease all or any portion of the Premises to a Permitted Transferee. Any assignment or sublease to a Permitted Transferee pursuant to this Section 7.9 shall be subject to the terms of this Lease. Tenant shall, within thirty (30) days after execution thereof, deliver to Landlord (A) a copy of the assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (B) an instrument, duly executed and authorized by the assignee, in which such assignee assumes observance and performance of, and agrees to be bound by, all of the terms, covenants and coriditions of this Lease on Tenant's part to be observed and performed, or (C) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant.

ARTICLE 8
LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and the Landlord Parties from any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or the Tenant Parties; any damage to Tenant's property; or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the maintenance of, or the protection of the Premises, the Building, the Common Areas or the Project, including, without limitation,· any such injury, damage or loss resulting from (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Premises, the Building, the Common Areas or the Project; (ii) the vandalism or forcible entry into the Building or the Premises; (iii) the penetration of water into or onto any portion of the

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Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Premises, the Building, the Common Areas or the Project; (v) the existence of any design or construction defects within the Project, the Building or the Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); or (vii) the blockage of access to any portion of the Premises, the Building, the Common Areas or the Project, except to the extent any of the foregoing was caused by Landlord's negligence or willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease but only if Tenant shall have given Landlord prior written notice of Landlord's failure to perform such obligation and Landlord shall have failed to perform such obligation within the time period set forth in Section 12.3 of this Lease.

8.2 TENANT'S INDEMNIFICATION OF LANDLORD: Tenant shall defend Landlord, with counsel acceptable to Landlord, against any claims made or legal actions filed or threatened by third parties against Landlord which result from the death, bodily injury, personal injury, damage to property or interference with contractual or other rights suffered by any third party, (including other tenants within the Project) which (i) occurred within the Premises, or (ii) resulted from Tenant's use or occupancy of the Premises or the Common Areas in violation of this Lease, or (iii) resulted from the negligence or willful misconduct of Tenant or Tenant's agents or contractors in or about the Premises, the Building, the Common Areas or the Project or Tenant's default under this Lease, and Tenant shall indemnify and hold Landlord and the Landlord Parties harmless from any loss (including loss of rents by reason of vacant space which otherwise would have been leased but for such activities), liabilities, penalties, or expense whatsoever (including all legal fees incurred by Landlord with respect to defending such claims) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord or Landlord's default under this Lease. This indemnity agreement shall survive the expiration or sooner termination of this Lease, provided that Tenant shall not be required to indemnify Landlord under this Section 8.2 with respect to events that first occur after the later of (a) the date of the expiration, or sooner termination, of this Lease, or (b) the date Tenant actually vacates the Premises, provided that Landlord has actual notice of such vacation. Notwithstanding anything to the contrary herein, but subject to Section 12.4 below, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys' fees, costs and expenses to the extent proximately caused by the negligence or willful misconduct of Landlord or Landlord's agents or contractors or Landlord's default under this Lease.

ARTICLE 9
INSURANCE

9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Term, the following:

(1) Commercial general liability insurance insuring Tenant against liability for bodily injury, death, property damage and personal injury occurring at the Premises, or resulting from Tenant's use or occupancy of the Premises, Building, Common Areas or

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Project resulting from Tenant's activities in or about the Premises. Such insurance shall be on an occurrence basis with a combined single limit of liability of not less than the amount of Tenant's Required Liability Coverage. The policy or policies shall be endorsed to name Landlord and such others as are designated by Landlord as additional insureds. The limits of said insurance required by this Lease as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by the Tenant shall be primary to any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

(2) Fire and casualty insurance with "all risk" coverage insuring Tenant against loss from physical damage to Tenant's personal property, inventory, stock, trade fixtures and alterations within the Premises with coverage for the full actual replacement cost thereof;

(3) Workers' compensation insurance and any other employee benefit insurance sufficient to comply with all Laws;

(4) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, "Builder's All Risk" insurance in an amount approved by Landlord covering the alterations or improvements and Contractor's Protective Liability, and Products and Completed Operations Coverage in an amount not less than $500,000 per incident, $1,000,000 in the aggregate;

(5) Business Income insurance and extra expense coverage with coverage amounts that shall reimburse Tenant for all rental, expense and other payment obligations of Tenant under this Lease for a period of not less than one year; and

(6) Comprehensive automobile liability insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned;

B. Each policy of liability insurance required to be carried by Tenant pursuant to this Article 9 or actually carried by Tenant with respect to the Premises or the Project (i) shall be in a form satisfactory to Landlord, (ii) shall be provided by carriers licensed to do business in the state of California, with a Best's Insurance Guide rating of "ANI" or better and/or acceptable to Landlord and (iii) shall be endorsed to provide thirty (30) days written notice of cancellation to Landlord. Property insurance shall contain a waiver and/or a permission to waive by the insurer any right of subrogation against Landlord and the Landlord Parties which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord and the Landlord Parties.

C. Prior to the time Tenant or any of its contractors enters the Premises, Tenant shall deliver to the Landlord with respect to each policy of insurance required to be carried by Tenant pursuant to this Article 9, a certificate of the insurer certifying, in a form satisfactory to the Landlord, that the policy has been issued and premium paid providing the coverage required by this Article 9 and containing the provisions herein. Attached to such a

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certificate shall be endorsements naming Landlord as additional insured as to liability insurance policies, and including the wording under primary insurance above. With respect to each renewal or replacement of any such insurance, the requirements of this Article must be complied with not less than 30 days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may at any time and from time-to-time inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article 9.

D. The commercial general liability insurance carried by Tenant shall specifically insure the performance by Tenant of the indemnification provisions set forth in Section 8.2 of this Lease provided, however, nothing contained in this Article 9 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said Section 8.2.

9.2 LANDLORD'S INSURANCE: With respect to insurance maintained by Landlord:
A. Landlord shall maintain, as the minimum coverage required of it by this Lease, "all risk" property insurance insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof. Such property damage insurance, at Landlord's election but without any requirement on Landlord's behalf to do so, (i) may exclude only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may be endorsed to include (or separate policies which may be carried to cover) loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may contain "deductibles" per occurrence in an amount reasonably acceptable to Landlord. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Premises. Landlord's "all risk" property insurance shall cover the Landlord's Work and any subsequent alterations performed by Landlord at Landlord's cost.

B. Landlord shall maintain Commercial General Liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Project, or any portion thereof, with combined single limit coverage of at least Two Million Dollars ($2,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Project.

C. Landlord may maintain any other insurance which in the opinion of its lender, insurance broker or advisor, or legal counsel is prudent to carry under the given circumstances.

9.3 MUTUAL WAIVER OF SUBROGATION: Notwithstanding anything in this Lease to the contrary, Landlord hereby releases Tenant and the Tenant Parties, and Tenant hereby releases Landlord and the Landlord Parties from any and all liability for loss, damage or injury to the property of the other in or about the Premises which is caused by or results from a

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peril or event or happening which would be covered by insurance required to be carried under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss. Each party shall cause each property damage insurance policy it obtains to provide that the insurer thereunder waives all recovery by way of subrogation as required herein in connection with any injury or damage covered by such policy. All of Landlord's and Tenant's repair and indemnity obligations under this Lease shall be subject to the releases contained in this paragraph.

ARTICLE 10
DAMAGE TO PREMISES

10.1 LANDLORD'S DUTY TO RESTORE: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises, as and when required by this Article 10, unless this Lease is terminated by Landlord pursuant to Section 10.2 or by Tenant pursuant to Section 10.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Section 10.2 or 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Section 10.2 or 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available which cover loss to property which would become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises existed as of the Commencement Date (however, to the extent that any improvements or alterations to the Premises are constructed by Landlord after the Commencement Date at Landlord's expense, then Landlord shall be responsible for the restoration of such improvements and alterations also). Landlord shall have no obligation to restore any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant may forthwith replace or fully repair all of Tenant's personal property, inventory and trade fixtures to like or similar condition as existed at the time of such damage or destruction and Tenant may, if it so elects, restore any improvements or alterations performed after the Commencement Date at Tenant's expense.

10.2 LANDLORD'S RIGHTTO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within sixty (60) days after the date of such damage or destruction:

A. The Premises or the Building are damaged by any peril covered by insurance required to be carried by Landlord under this Lease (an "insured peril") to such an extent that the estimated cost to restore the Premises or the Building, as the case may be,

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exceeds the lesser of (i) the insurance proceeds payable to Landlord as a result of such casualty, or (ii) seventy-five percent (75%) of the then actual replacement cost thereof;

B. The Building is damaged by an uninsured peril; or

C. The Premises or the Building are damaged by any peril and, because of the Laws then in force, the Premises or the Building, as the case may be, (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease following a casualty under the conditions set forth in paragraphs (A), (B) or (C)(i) above if, as of the date of Landlord's written notice of its election to terminate this Lease to Tenant, Landlord intends to repair and restore such casualty damage.

10.3 TENANT'S RIGHT TO TERMINATE: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article 10, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within nine (9) months after the date of such casualty; or

B. The Premises are damaged by any peril within twelve (12) months of the last day of the Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date such restoration is commenced.

10.4 TENANT'S WAIVER: Landlord and Tenant agree that the provisions of Section 10.3 above, captioned "Tenant's Right to Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar Laws hereinafter enacted.

10.5 ABATEMENT OF RENT: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage.

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ARTICLE 11
CONDEMNATION

11.1 LANDLORD'S RIGHT TO TERMINATE: Subject to Section 11.3, Landlord shall have the option to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including inverse condemnation and/or a voluntary sale or transfer by Landlord under threat of condemnation to an entity having the power of eminent domain), (i) all or substantially all of the Premises is so taken, (ii) more than thirty-three and one-third percent (33.3%) of the Building's leasable area is so taken, (iii) more than thirty-three and one-third (33.3%) percent of the Common Area is so taken, or (iv) because of the Laws then in force, the Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Section 11.4 below. Any such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemner.

11.2 TENANT'S RIGHT TO TERMINATE: Subject to Section 11.3, Tenant shall have the option to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including inverse condemnation and/or a voluntary sale or transfer by Landlord to an entity having the power of eminent domain under threat of condemnation) (i) all or any part of the Premises is so taken, (ii) more than thirty-three and one- third percent (33.3%) of the Common Area is so taken, or (iii) the part of the Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of the Tenant's business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Premises that is condemned is taken by the condemner or (ii) the date Tenant vacates the Premises.

11.3 TEMPORARY TAKING: If any portion of the Premises is temporarily taken for six (6) months or less, this Lease shall remain in effect. If any material portion of the Premises is temporarily taken for a period which either exceeds six (6) months or which extends beyond the natural expiration of the Term, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

11.4 RESTORATION AND ABATEMENT OF RENT: If any part of the Premises is taken by condemnation and this Lease is not terminated, then Landlord shall repair any damage occasioned thereby to the remainder of the Premises to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Section 10.1, as of the date possession is taken by the condemning authority, (i) the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Premises so taken (less any addition to the area of the Premises by reason of any reconstruction) bears to the area of the Premises immediately prior to such taking, and (ii) Tenant's Proportionate Share shall be appropriately adjusted.

11.5 DIVISION OF CONDEMNATION AWARD: Any award made for any condemnation of the Premises, the Building, the Common Areas or the Project, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its

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right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill, (iv) for any temporary taking where this Lease is not terminated as a result of such taking or (v) the unamortized value of any alterations constructed at Tenant's cost. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article 11, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or allocating condemnation awards between Landlord and Tenant in the event of a taking of the Premises.

ARTICLE 12
DEFAULT AND REMEDIES

12.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occur:

A. Tenant shall have failed (i) to pay Base Monthly Rent or any Additional Rent within three (3) days after written notice from Landlord of a delinquency except that Tenant shall not be entitled to written notice on more than two (2) occasions in any twelve (12) month period;

B. Tenant shall have done or permitted to have been done any act, use or thing in its use, occupancy or possession of the Premises or in its use of the Building, the Common Areas or the Project which is prohibited by the terms of this Lease which continues more than five (5) days after written notice from Landlord specifying the nature of the violation; or

C. Tenant shall have sublet the Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or

D. Tenant shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant or any property or asset essential to the conduct of Tenant's business, and Tenant shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

E. Tenant shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

F. Tenant shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any

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state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Article 12 if such decree or order is rescinded or reversed within thirty (30) days after its original entry; or

G. Tenant shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar Law which does not require the prior entry of a decree of order; or

H. Tenant shall have failed to perform any other term, covenant, obligation or condition of this Lease (other than those described in Sections 12.1A through 12.1H), and (i) such failure continues for ten (10) days after written notice from Landlord to Tenant identifying Tenant's failure to perform any of the obligations in Section 13.3 or Section 13.6 of the Lease, or (ii) such failure continues for thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same or such longer period as may reasonably be required by Tenant to perform such-term, covenant or condition, provided that Tenant commences and thereafter diligently attempts to perform same.

12.2. LANDLORD'S REMEDIES: In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Section 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

A. Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 12.2B shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

(1) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

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(2) Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(3) Any other action by Landlord or the Landlord Parties intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Premises or relet the Premises or any portion thereof.

C. In the event Tenant breaches this Lease and abandons the Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Sections 12B(l), (2) and (3) immediately preceding, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date.

D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date. For purposes of computing damages pursuant to said Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:

(1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

(2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) broker's fees of reletting the Premises to the extent reasonably allocable to the remaining Term of this Lease; (iii) without duplication, costs of carrying the Premises, which costs would have been billed to Tenant as Additional Rent had Tenant not defaulted and which include, but are not limited to; taxes, insurance premiums, landscape maintenance, HVAC maintenance, utility charges and security precautions; (iv) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; and (v) attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Premises and establishing damages hereunder.

12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have

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first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations, or if such failure cannot be performed within thirty (30) days, then Landlord shall not be deemed to be in default hereunder if Landlord commences performance within a reasonable period of time after its receipt of such notice (but in no event more than thirty (30) days) and continues thereafter to diligently pursue completion of performance of such obligation. In the event of Landlord's default as above set forth, then, and only then, Tenant, in addition to its other rights and remedies, may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity and (ii) Tenant shall have recourse only to Landlord's then equity interest, if any, in the Project and the proceeds thereof for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the Project). Tenant shall look exclusively to such equity interest of Landlord, if any, in the Project and such proceeds for payment and discharge of any obligations imposed upon Landlord hereunder, and Landlord is hereby released and relieved of any other obligations hereunder. Additionally, if Landlord is a partnership, then Tenant covenants and agrees:

A. No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

B. No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

C. No writ of execution shall be levied against the assets of any partner of Landlord other than to the extent of his interest in Project.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or non-disclosure made respecting this Lease or the Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 TENANT'S WAIVER: Landlord and Tenant agree that the provisions of Section 12.3 above are intended to supersede and replace the provisions of California Civil Code 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of Section 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor Law

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regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

ARTICLE 13
GENERAL PROVISIONS

13.1 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Premises, improvements made by Landlord for Tenant's use within the Premises, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Project, or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant's behalf Tenant shall, within thirty (30) days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said thirty (30) day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and with Landlord's full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

13.2 HOLDING OVER: This Lease shall terminate without further notice on the Expiration Date. Any holding over by Tenant after expiration of the Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Premises except as expressly provided in this Section 13.2. Any such holding over shall be deemed an unlawful detainer of the Premises unless Landlord has consented to same in writing. Any such holding over to which Landlord has consented in writing shall be construed to be a tenancy at sufferance, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such period of holding over.

13.3 SUBORDINATION TO MORTGAGES: This Lease is subject and subordinate to all underlying ground leases and to all mortgages and deeds of trust which affect the Building and are of public record as of the Effective Date, and to all renewals, modifications, consolidations, and extensions thereof However, if the lessor under any such ground lease or any Lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all commercially

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reasonable documents or instruments which Landlord and such lessor or Lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building and/or encumbering the Building as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject and subordinate to this Lease. However, if any lessor under any such future ground lease or any Lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all commercially reasonable documents or instruments requested by Landlord or such lessor or Lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust; but only if such lessor or Lender agrees to recognize Tenant's rights under this Lease and not to disturb Tenant's quiet possession of the Premises so long as Tenant is not in default under this Lease. Tenant's failure to execute and deliver such subordination agreement within ten (10) days after Landlord's request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such subordination agreement in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord shall use commercially reasonable efforts to obtain from its current lender a subordination, nondisturbance and attornment agreement within thirty (30) days after execution of this Lease by Landlord and Tenant.

13.4 TENANT'S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn (i) to any purchaser of the Building at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building, or (iii) to the lessor under any underlying ground lease of the land underlying the Building, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Premises by appointment of a receiver if reasonably necessary to effect a cure.

13.6 ESTOPPEL CERTIFICATES: Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the Rent and other charges are paid in advance, if any, (iii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be

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reasonably requested by Landlord. Tenant's failure to execute and deliver such estoppel certificate within ten (10) business days after Landlord's request therefore shall be a material default by Tenant under this Lease after expiration of applicable notice and cure periods, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Section 13.6 may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Project, or any interest therein.

13.7 TENANT'S FINANCIAL INFORMATION: Tenant shall, within ten (10) days after Landlord's request therefore, deliver to Landlord a copy of a current financial statement, including an income statement and balance sheet. Tenant acknowledges that Landlord has and will rely on the truth and accuracy of the information provided by Tenant to Landlord both prior to and during the term of the Lease. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Project or any portion thereof or interest therein. Any such financial statement or other information shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Section 13.7, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Project, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer if its transferee agrees to assume and perform all obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Project.

13.9 FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligation to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefore; governmental restrictions, regulations, controls, action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party for a period equal to the period of any such prevention, delay or stoppage) ("Force Majeure").

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13.10 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by: (i) delivery by Federal Express or similar overnight commercial service, or (ii) by depositing such notice in the United States mail postage prepaid, certified and return receipt requested, and shall be addressed to the other party as follows:

A. If addressed to Landlord, to Landlord at its Address for Notices.

B. If addressed to Tenant, to Tenant at its Address for Notices.

Any notice given by Federal Express or similar overnight commercial service shall be deemed given on the date delivery was confirmed by the delivery service. Any notice given by certified mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.

13.11 ATTORNEYS' FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease to recover Rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. In the event that Landlord shall be required to retain counsel to enforce any provision of this Lease, and if Tenant shall thereafter cure (or desire to cure) such default, Landlord shall be conclusively deemed the prevailing party, and Tenant shall pay to Landlord all attorneys' fees, expert witness fees, court costs and other reasonable expenses so incurred by Landlord promptly upon demand. Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant's failure to pay such fees and costs upon demand shall constitute a breach of this Lease after expiration of applicable notice and cure periods in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.

13.12 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

A. REAL PROPERTY TAXES: The term "Real Property Taxes" shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases

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resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord's interest therein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord's business of owning, leasing or managing the Project, or the gross receipts, income or rentals from the Project; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Taxes and in negotiating with public authorities as to any Real Property Taxes. If,at any time during the Term, the taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Project or Landlord's business of owning, leasing or managing the Project, or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Taxes are partly based upon property or rents unrelated to the Project, then only that part of such Real Property Taxes that are fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources or assessment expense or any increase therein in excess of the amount which would be payable if such tax or assessment expense (together with interest thereon) were paid in installments over the longest possible term without additional fee or cost to Landlord.

B. LANDLORD'S INSURANCE COSTS: The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance, including earthquake and flood, for the Project and general liability insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss, provided that (i) Tenant's share of any such deductible shall not exceed $25,000 and (ii) Tenant shall not be required to reimburse Landlord for any portion of Landlord's earthquake or flood insurance premiums that exceed twice the amount of such premiums as of the date of this Lease.

C. PROJECT MAINTENANCE COSTS: The term "Project Maintenance Costs" shall mean all reasonable costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) actually paid or incurred by Landlord in protecting, operating, maintaining, ·repairing and preserving the Project and all parts thereof, including without limitation: (i) professional management fees (equal to three percent (3%) of the annualized Base Monthly

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Rent), (ii) the costs incurred by Landlord in the making of any modifications, alterations or improvements as set forth in Article 5 to comply with any applicable Laws such as costs associated with complying with the Americans with Disabilities Act (ADA), (iii) all costs, fees, expenses, assessments, and the like charged by any public or private maintenance association or district whether such costs are incurred on or off the Project, for the benefit of the Project, also including any costs required to be paid by Landlord pursuant to any covenants, conditions, and/or restrictions effecting the Project for the benefit of any common property owners association, (iv) fees or other costs and expenses incurred with respect to any Private Restrictions affecting the Project, to the extent such fees, costs and expenses are not charged directly to Tenant, and (v) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Project, such as repairing replacing and resurfacing the exterior surfaces of the Building (including its roof), repairing, replacing, and resurfacing paved areas, cleaning, maintaining, repairing, or replacing the interior of the Premises both during the Term and upon the termination of the Lease, and maintaining, repairing or replacing, when necessary electrical, plumbing, sewer, drainage, heating, ventilating and air conditioning systems serving the Building, providing utilities to the common areas, maintenance, repair, replacement or installation of lighting fixtures, directional or other signs and signals, irrigation or drainage systems, trees, shrubs, materials, maintenance of all landscaped areas, and depreciation and financing costs on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if leased). Notwithstanding anything to the contrary in this Lease, Project Maintenance Costs shall not include and Tenant shall in no event have any obligation to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"): (a) Costs occasioned by casualties (except for insurance deductibles to the extent permitted in clause (B) above) or costs incurred as a result of the exercise of the power of eminent domain; (b) Costs to correct any construction defect in the Project or to comply with any Law or Private Restriction applicable to the Project on the Lease Commencement Date; (c) Costs of any renovation, improvement, painting or redecorating of any other tenant's premises; (d) Costs incurred in connection with marketing or advertising the Project, or the violation by Landlord or any occupant of the Project (other than Tenant) of the terms and conditions of any lease or other agreement; (e) Costs incurred in connection with the presence of any Hazardous Material, except to the extent that same is Tenant's responsibility under this Lease; (f) expense reserves; and (g) Costs that should be properly capitalized by Landlord under generally accepted accounting principles except to the extent such costs are amortized over the useful life of the capital item in question. .

D. READY FOR OCCUPANCY: The Premises shall be "Ready for Occupancy" upon substantial completion of Landlord's Work in the Premises and satisfaction of the conditions precedent to the Commencement Date specified in Section 2.4 above.

E. TENANT'S PROPORTIONATE SHARE: The term "Tenant's Proportionate Share," shall mean 28.5%, which is that percentage obtained by dividing the leasable square footage contained in the Premises (as set forth in Article 1) by the total leasable square footage contained in the Building as the same from time to time exists, unless, as to any given item, such a percentage allocation unfairly burdens or benefits a given tenant(s), in which case Landlord shall have the exclusive right to equitably allocate such item so as to not unfairly

42

burden or benefit any given tenant(s). Landlord's determination of any such special allocation shall be final and binding upon Tenant.

F. OPERATING EXPENSES: The term "Operating Expenses" shall mean and include all Real Property Taxes, all Landlord's Insurance Costs, and all Project Maintenance Costs.

G. LAW: The term "Law" shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county , state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Premises, the Building or the Project, or any of them in effect either at the Effective Date or at any time during the Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

H. LENDER: The term "Lender" shall mean the holder of any Note or other evidence of indebtedness secured by the Project or any portion thereof.

I. PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Project, as they may exist from time to time.

J. RENT: The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 GENERAL WAIVERS: One party's consent to or approval of any act by the other party, requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context

43

implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "must", "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including the Tenant Parties, from performing said act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

ARTICLE 14
CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT

14.1 CORPORATE AUTHORITY: If Tenant is a corporation, Tenant represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State of California, that Tenant has the full right and legal authority to enter into this Lease, that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors' resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. If requested by Landlord, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease.

14.2 BROKERAGE COMMISSIONS: Tenant represents and warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than those persons or entities named in Article 1 as the "Brokers" with respect to the lease by it of the Premises pursuant to this Lease, and that it will indemnify, defend with counsel acceptable to Landlord, and hold Landlord harmless from any liabilities for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s) or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or have Landlord pay) such a commission or finder's fee by reason of its leasing the Premises pursuant to this Lease.

14.3 ENTIRE AGREEMENT: This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

44

14.4 LANDLORD'S REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of the Landlord Parties made any representations or warranties respecting the Premises, the Building, the Common Areas or the Project, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Except with respect to Landlord's obligations under the Tenant Improvement Agreement, Tenant further acknowledges that neither Landlord nor any of its agents made any express or implied representations or warranties as to (i) whether the Premises may be used for Tenant's intended use under existing Law or (ii) the suitability of the Premises for the conduct of Tenant's business or (iii) the exact square footage of the Premises, or (iv) the amount, quality, location or adequacy of the current utilities servicing the Premises for Tenant's intended use or the condition of any apparatus or device providing such utilities, and that Tenant relied solely upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or the Landlord Parties, if any, not contained in this Lease.

14.5 REASONABLE EXPENDITURES. : Any expenditure by a party hereto permitted or required under this Lease for which such party is entitled to demand and does demand reimbursement from the other party hereto shall be reasonably incurred given all of the facts and circumstances and shall be substantiated by documentary evidence either delivered or made available for inspection and review by the other party hereto or its representatives during normal business hours.

[SIGNATURES FOLLOW ON NEXT PAGE]

45

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date.

LANDLORD:

JER BAYSIDE, LLC,
a Delaware limited liability company

By:	JER Bayside Member, LLC, a Delaware limited liability company Its: Sole Member
	By:	TMG Bayside, LLC a Delaware limited liability company Its: Administrative Member
		By:	TMG Partners, a California corporation Its: Managing Member
		By:	/s/Cathy Greenwold
		Its:	Cathy Greenwold
		Date:	Executive Vice President

TENANT:

QUANTENNA COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Behrooz Rezvani
Name:	Behrooz Rezvani
Title:	President
Date:	1/13/09

By:
Name:
Title:
Date:

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer; unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

46

EXHIBIT A

DESCRIPTION OF THE PROJECT

Lot 6, Tract 4876, filed May 6, 1983, in Book 139 of Maps, Pages 1 through 8, inclusive, and as amended July 29, 1986, in Book 162 of Maps, Pages 78 through 81, inclusive, Alameda County Records.

[See attached page showing the Building in which the Premises are located]

A-1

EXHIBIT A

3400 WEST WARREN AVE.• 3450 WEST WARREN AVE.
FREMONT, CALIFORNIA

EXHIBIT B

FLOOR PLAN

[see attached]

B-1

EXHIBIT B

3450 WEST WARREN AVE.
FREMONT, CALIFORNIA

EXHIBIT B-1

LOCATION OF TWO OFFICES (WITH GLASS)

[see attached]

B-2

RELOCATE ELECTRICAL RECEPTACLE AS REQ'D.
REMOVE PORTION OF (E) WALL TO PROVIDE FOR 8'Wx8'-6"H OPENING & WRAP OPN'G. W/ GWB., MAINTAIN 6" SOFFIT AT CEILING
REMOVE CARPET & REPLACE W/ VCT TO MATCH (E) BLDG. STDS.
EQ.
EQ.
8'-0"
(N) SERVER
151
(E) LIGHT FIXTURE TO REMAIN
SALVAGE (E) LIGHT, ADD 2x4 FLUORESCENT LIGHT FIXT. AS REQ'D. TO MATCH (E) OFFICE STDS., U.O.N.
(N) OFFICE
150
22'-0"
4'-0"
1'-0"
1'-0"
4'-0"
4'-0"WxFULL HT. CLR. SIDE-LITE, HARDWARE & FINISH TO MATCH BLDG. STDS., TYP.
(N) OFFICE
151
15'-6 1/2"
19'-4"
WOOD STYLE FRAME GLASS DOOR. HEIGHT, HARDWARE & FINISH TO MATCH BLDG. STDS.
(E) JAN.
103
(E) BOARD ROOM
8877-18.7\TMC019b.p

EXHIBIT 'B-1'
PROPOSED FLOOR PLAN

Quantenna Communications

1/16"=1'-0"

3450 WEST WARREN AVENUE
FREMONT, CALIFORNIA

01.09.09

habitec

EXHIBIT B-2

COMPUTER ROOM WORK AND EXCHANGE HVAC UNIT

[see attached]

B-3

January 8, 2009

Proposal and Contract

JER Bayside, LLC
c/o TMG Partners
Attn Brian Fleming
100 Bush Street 26th Floor
San Francisco, CA 94104

Project: Expand computer room, and exchange HVAC unit.

Computer room expansion
Scope of work:

•
Remove 8' wide x 8'6" high section of wall from computer room to adjacent existing office leaving approximately a 6" soffit from existing t-bar ceilng. Doors and section of wall that holds the light switches to remain in place.

•	Relocate one outlet

•	Wrap opening with sheetrock, texture and paint to match existing.

•	Remove carpet in office section and install VCT and cove base to match existing as close as possible.

Total for Computer room expansion    $ 1,700

Exchange HVAC unit
Scope of Work:

•	Remove existing Carrier 2 ton package unit leaving curb and plenums in place.

•	Supply and install sleepers for new unit

•	Supply and install new Carrier 7 ton package unit on to new sleepers.

•	Provide for side discharge to couple with existing plenum.

•	Install new duct sizes as needed for new air flow.

Total for HVAC exchange    $ 10,400

Cont.

Rycon, Inc. 1330 Orchard Drive Ste 100. Santa Cruz. CA 95060 Phone 831.426.2449 Fax 831.426.2422 Lic# 863336

Total cost of Project $ 12,100.00    (Twelve Thousand Two Hundred Forty Dollars)

Terms: $ 6,000 to be paid at the beginning of job Balance to be paid within 10 days from the completion of work.

This proposal does not include plans and/or permits.

Our performance under this contract is contingent on nonoccurrence of strikes, fire, accidents, or any other causes beyond our control

CONTRACTORS ARE REQUIRED BY LAW TO BE LICENSED AND REGULATED BYTHE CONTRACTORS' STATE LICENSE BOARD, WHICH HAS JURISDICTION TO INVESTIGATE COMPLAINTS AGAINST CONTRACTORS IF A COMPLAINT REGARDING A PATENT ACE OR OMISSION IS FILED WITHIN FOUR YEARS OF THE DATE OF THE ALLEGED VIOLATION. A COMPLAINT REGARDING A LATENT ACT OR OMISSION MUST BE FILED WITHIN 10 YEARS OF THE DATE OF THE ALLEGED VIOLATION. ANY QUESTIONS CONCERNING A CONTRACTOR MAYBE REFERRED TO THE REGISTRAR, CONTRACTORS' STATE LICENSE BOARD, PO BOX 26000, SACRAMENTO CALIFORNIA 95826.

ACCEPTANCE:
Date: January 8, 2009	I/We accept this proposal on__________.

Contractor: RYCON, INC	Owner: __________________________________.

/s/ Carl C Gosline	By ______________________________________.
Carl C Gosline President

Rycon, Inc. 1330 Orchard Drive Ste 100. Santa Cruz. CA 95060 Phone 831.426.2449 Fax 831.426.2422 Lic# 863336

EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

_____________, 20__

To:

Ladies and Gentlemen:

The undersigned, ("Tenant"), as tenant under a lease (the "Lease") of certain premises dated , executed by Tenant and ("Landlord") does hereby state, declare, represent and warrant as follows:

1. The copy of the Lease attached hereto as Exhibit "A" is a true and correct copy of the Lease and the Lease is in full force and effect and has not been amended, supplemented or changed, except as follows [if none, so state]: _____________________________________________
__________________________________________________________________________________

2. Tenant has accepted possession of the premises demised under the Lease, and, to Tenant's current, actual knowledge, construction of the demised premises (and all other improvements required under the Lease) has been completed in accordance with applicable plans and specifications and otherwise in accordance with the Lease, and Landlord has paid payment of any improvement allowance owing by Landlord to Tenant. Tenant further acknowledges that the term commenced on and shall expire on , unless sooner terminated or extended in accordance with the terms of the Lease.

3. To Tenant's current, actual knowledge, no default or event that with the passing of time or the giving of notice, or both, would constitute a default (referred to herein collectively as a "default") on the part of the undersigned exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of the undersigned.

4. To Tenant's current, actual knowledge, no default on the part of Landlord exists under the Lease in the performance of the terms, covenants, and conditions of the Lease required to be performed on the part of Landlord.

5. Tenant has no option to renew the Lease or to expand and no right to purchase the property of which the premises are a part, or any part thereof, except as expressly provided in the Lease.

6. No rentals are accrued and unpaid under the Lease.

7. No prepayments of rentals due under the Lease have been made and no security or deposits as security have been made thereunder, except as set forth in the Lease.

8. To Tenant's current, actual knowledge, the undersigned has no defense as to its obligations under the Lease and has not asserted any setoff or counterclaim against Landlord.

C-1

9. The undersigned has not received actual notice of any assignment, hypothecation, mortgage, or pledge of Landlord's interest in the Lease or the rents or other amounts payable thereunder.

10. The undersigned agrees to notify you of any default on the part of Landlord under the Lease which would entitle the undersigned to cancel the Lease or abate the rent payable thereunder.

[11. The undersigned understands and acknowledges that you are about to make a loan to Landlord and receive as part of the security for such loan (i) a Deed of Trust and Security Agreement with Assignment of Rents and Fixture Filing encumbering Landlord's fee interest in the property of which the leased premises are a portion and the rents, issues and profits of the Lease and (ii) an Assignment of Lease which affects the Lease, and that you are relying upon the representations and warranties contained herein in making such loan.]

TENANT:

QUANTENNA COMMUNICATIONS, INC.,
a Delaware corporation

By:

Its:

C-2

EXHIBIT D

LETTER OF CREDIT PROVISIONS

If Tenant elects to deposit a Letter of Credit as the Security Deposit in accordance with Section 3.7 of the Lease, the Letter of Credit shall be for a term of at least twelve (12) months. Tenant shall either replace an expiring Letter of Credit with a Letter of Credit in an amount equal to the original Letter of Credit or renew the expiring Letter of Credit, in any event no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right to draw upon the expiring Letter of Credit for the full amount thereof and hold the same as the Security Deposit; provided, however, that if Tenant provides a replacement Letter of Credit that meets the requirements of this Lease, then Landlord shall return to Tenant promptly in cash the amount of the Letter of Credit that had been drawn upon by Landlord. If a Letter of . Credit is held by Landlord in lieu of a cash Security Deposit during the final lease year of the Term, the expiry date of such Letter of Credit shall be no earlier than the date that is thirty (30) days after the expiration date of the Term. If the then-existing Letter of Credit does not comply with the foregoing, Tenant shall provide a replacement Letter of Credit that does so comply no later than thirty days prior to the expiration date of the Tenn. If Tenant fails to provide such replacement Letter of Credit, Landlord shall have the right to draw upon the expiring Letter of Credit as provided above with respect to any other expiring Letter of Credit. The Letter of Credit shall be issued by a money-center bank (a bank which accepts deposits, which maintains accounts, which has a local Bay Area office which will negotiate a letter of credit and whose deposits are insured by the FDIC), whose financial strength shall be sufficient to meet liquidity demands with respect to issued letters of credits and which is otherwise reasonably acceptable by to Landlord (the "Bank"). If Landlord notifies Tenant in writing that the Bank which issued the Letter of Credit has become financially unacceptable (e.g., the bank is under investigation by governmental authorities, the bank no longer has the financial strength sufficient to meet liquidity demands with respect to issued letters of credit or has filed bankruptcy or reorganization proceedings), then Tenant shall have thirty (30) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof. The Letter of Credit shall be in a form containing the required provisions set forth below. The premium or purchase price of, or any other Bank fees (including transfer or assignment fees) associated with, such Letter of Credit shall be paid by Tenant. The Letter of Credit shall, without limiting the foregoing, provide that:

A. Such Letter of Credit shall be transferable, irrevocable and unconditional, so that Landlord, or its successor(s) in interest, may at any time draw on the Letter of Credit against sight drafts presented by Landlord, accompanied by Landlord's statement that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the Letter of Credit and the Landlord may draw on any portion of the then uncalled upon amount thereof without regard to and without the Bank inquiring as to the right or lack of right of the holder of said Letter of Credit to effect such draws or the existence or lack of existence of any defenses by Tenant with respect thereto;

B. If Landlord does effect a draw on the Letter of Credit as permitted herein, such draw amount may, at Landlord's option, be in the full amount of the Letter of Credit or a partial draw, but in any event only as shall be necessary to compensate Landlord for Tenant's default.

C. Any failure or delay of Landlord to draw any portion of the Letter of Credit shall not act as a waiver of Landlord's right to do so at any time thereafter or constitute a waiver of any default with respect to the Lease.

D. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a draw by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional upon this Lease or to justify the issuer of the Letter of Credit in failing to honor a draw upon such Letter of Credit in a timely manner. In the event Landlord is determined through any dispute resolution procedure agreed upon by the parties or by a court of competent jurisdiction to have improperly drawn on the Letter of Credit, then Tenant shall be entitled to receive a prompt refund of such amount from Landlord, together with interest on any amounts drawn by Landlord at the Interest Rate, as well as any and all bank fees and reasonable attorneys' fees incurred as a result of such draw; provided, however, that if such determination is in favor of Landlord, then Tenant shall pay to Landlord any and all costs incurred by Landlord, including reasonable attorneys fees, as a result of such dispute resolution. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

Tenant acknowledges and agrees that the Letter of Credit constitutes a separate and independent contract between Landlord and. the issuing bank, that Tenant is not a third party beneficiary of such contract, and that Landlord's claim under the Letter of Credit for the full amount due and owing thereunder shall not be, in any way, restricted, limited altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code.

The Letter of Credit shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, or (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Building, provided that such transferee agrees to be bound by the provisions of this Lease applicable to the Letter of Credit. Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Premises or the Lease, Landlord shall have the right to assign or transfer the Letter of Credit to its grantee, assignee or transferee; and in the event of any sale, assignment or transfer, the landlord so assigning or transferring the Letter of Credit shall have no liability to the Tenant for the return of the Letter of Credit, and Tenant shall look solely to such grantee, assignee or transferee for such return. Tenant shall use commercially reasonable efforts to cooperate with Landlord and the Bank to effect the transfer of the Letter of Credit and Tenant shall be responsible for all costs of the Bank associated therewith.

EXHIBIT E

FORM OF ACCEPTANCE AGREEMENT

_____________, 200_

RE: Lease dated January 12, 2009

LANDLORD: JER BAYSIDE, INC.

TENANT:	QUANTENNA COMMUNICATIONS, INC.,
a Delaware corporation

PREMISES: 3450 West Warren Avenue, Fremont California

Pursuant to Section 2.3 of the above-referenced Lease, the Commencement Date is hereby agreed to be , 2009. The Expiration Date of the Lease is
, 200_.

LANDLORD:

JER BAYSIDE, LLC,
a Delaware limited liability company

By: JER Bayside Member, LLC,
a Delaware limited liability company
Its: Sole Member

By: TMG Bayside, LLC
a Delaware limited liability company
Its: Administrative Member

By: TMG Partners,
a California corporation
Its: Managing Member

By: ____________________

Its: ____________________

[signatures continue on next page]

TENANT:

QUANTENNA COMMUNICATIONS, INC.,
a Delaware corporation

By: ______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

By: ______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made and entered into on and as of May 1, 2011 (the "Effective Date"), by and between JER BAYSIDE, LLC, a Delaware limited liability company ("Landlord"), and QUANTENNA COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

RECITALS

This First Amendment is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:

A. Landlord and Tenant are parties to that certain Industrial Lease dated January 12, 2009 (the "Lease"), covering those certain premises (the "Premises") containing approximately 21,976 square feet of gross leasable area described in Exhibit B to the Lease, which Premises is commonly known as
3450 West Warren Avenue, Fremont, California.

B. The term of the Lease (the "Term") currently expires on February 15, 2012. Landlord and Tenant now desire to amend the Lease as further described in this First Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this First Amendment, Landlord and Tenant hereby agree as follows:

1. Defined Terms. Except as expressly provided in this First Amendment to the contrary, capitalized terms that are defined in the Lease shall have the same meaning when used in this First Amendment.

2. References.

(a) Article I of the Lease entitled "References" (the "Original References") contains the principal terms applicable to the Lease through April 30, 2011. All references in the Lease to the References or to Article I of the Lease with respect to the period up to and including April 30, 2011 shall refer to the Original References.

(b) The Amended and Restated References attached hereto as Exhibit A and incorporated herein by reference (the "Restated References") contains the principal terms applicable to the Lease, as amended by this First Amendment, for the period starting on May 1, 2011 (the "Renewal Date") and continuing through April 30, 2014 (which period of time is referred to herein as the "Renewal Term"). All references in the Lease, as amended hereby, to the References (or to any of the information in Article I of the Lease) with respect to the Renewal Term shall be deemed to refer to the Restated References.

3. Term. The Term of the Lease is hereby extended for the Renewal Term so that, unless earlier terminated as provided in the Lease, the new Expiration Date of the Lease shall be April 30, 2014, which is the last day of the Renewal Term. Any references in the Lease to the Term shall include the Renewal Term. Section 2.8 of the Lease, which is entitled "Option to Extend", is hereby deleted.

4. Rent. Base Monthly Rent for the Renewal Term shall be as set forth in the Restated References. In addition to Base Monthly Rent, Tenant shall continue to pay Additional Rent to Landlord as described in Section 3.2 of the Lease. If Tenant has paid Base Monthly Rent for May 2011 in an amount in excess of the amount due under the Lease, as amended hereby, then such excess shall be credited to Tenant's next due obligations for Base Monthly Rent under the Lease, as amended hereby.

5. Tenant Improvements. Tenant currently occupies the Premises and acknowledges that it shall continue to lease the Premises in its "as is" condition. In connection with this First Amendment, Landlord has no obligation to make or pay for any improvements or alteration work in the Premises, the Building or the Project.

6. No Further Amendment. Except as amended by this First Amendment, the Lease shall continue in full force and effect and in accordance with its terms and is hereby ratified and confirmed.

7. Governing Law. This First Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.

8. Partial Invalidity. If any one or more of the provisions contained in this First Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9. Effective Date of Amendment. The effective date of this First Amendment and each and every provision hereof shall be the date first hereinabove set forth unless otherwise stated herein;
provided, however, this agreement is not binding on any party hereto until executed and delivered by both of the parties hereto.

10. Representations and Warranties of Tenant. As a material inducement to Landlord to enter into this First Amendment, Tenant represents and warrants to Landlord that, as of the date of this First Amendment:

10.1. No Defaults. The Lease is in full force and effect. To Tenant's current, actual knowledge, without inquiry or investigation, there are no defaults by Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease. To Tenant's current actual knowledge, without investigation or inquiry, (a) there are no defaults by Landlord under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease.

10.2. Authority. Tenant has full right, power and authority to enter into this First
Amendment. This First Amendment and the Lease are binding and enforceable obligations of Tenant.

10.3. No Assignments. Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises as a result of Tenant's actions or through any agreements entered into with Tenant, or the right to occupy or use all or any part of the Premises as a result of Tenant's actions or through any agreements entered into with Tenant.

11. Representations and Warranties of Landlord. As a material inducement to Tenant to enter into this First Amendment, Landlord represents and warrants to Tenant that, as of the date of this First Amendment:

11.1. No Defaults. The Lease is in full force and effect. To Landlord's current, actual knowledge, without inquiry or investigation, there are no defaults by Landlord under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease. To Landlord's current actual knowledge, without investigation or inquiry, (a) there are no defaults by Tenant under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease.

11.2 Authority. Landlord has full right, power and authority to enter into this First
Amendment. This First Amendment and the Lease are binding and enforceable obligations of Landlord.

12. Brokers. Landlord and Tenant represent and warrant to each other that neither party has had dealings with any real estate broker, agent or finder in connection with the execution of this First Amendment. Landlord agrees to indemnify and defend Tenant against and hold Tenant harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker, agent or finder occurring by, through or under Landlord. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker, agent or finder occurring by, through or under Tenant.

13. Compliance with Anti-Terrorism Law. Tenant represents to Landlord that, to the best of Tenant's knowledge with no investigation or inquiry, Tenant is not in violation of any Anti-Terrorism Law, and that Tenant is not, as of the date hereof: (a) conducting any business with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. In addition, Tenant represents that, to the best of Tenant's knowledge with no investigation or inquiry, neither Tenant nor any of its officers, directors, members or lease guarantor, as applicable, is a Prohibited Person. For purposes hereof, "Anti-Terrorism Law" means any laws, ordinances, rules, regulations, orders, decrees, permits, and requirements of courts and governmental authorities now in effect, relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. "Prohibited Person" means (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list.

14. Lender Approval. To the extent that Landlord is required to obtain the prior written approval of any lender to this First Amendment, Landlord shall obtain such prior written approval before executing and delivering this First Amendment to Tenant.

15. Counterparts. This First Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this First Amendment.

[text and signatures continue on following page]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first hereinabove set forth.

LANDLORD:

JER BAYSIDE, LLC,
a Delaware limited liability company

By:	JER Bayside Member, LLC, a Delaware limited liability company Its: Sole Member
	By:	TMG Bayside, LLC a Delaware limited liability company Its: Administrative Member
		By:	TMG Partners, a California corporation Its: Managing Member
		By:	/s/JZ
		Its:	S.V.P.
		Date:	6/3/2011

TENANT:

QUANTENNA COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Sam Heidari Ph.D.
Name:	SAM HEIDARI Ph.D.
Title:	INTERIM CEO
Date:	6-2-11

By:
Name:
Title:
Date:

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

RESTATED REFERENCES

ARTICLE 1: REFERENCES

1.1 All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A.	Tenant's Address for Notices:	Before the Commencement Date:

219 Moffett Park Drive Sunnyvale, California 94089 Attention: Chief Executive Officer

After the Commencement Date:

3450 West Warren Avenue Fremont, California 94538 Attention: Chief Executive Officer

B.	Tenant's Representative:	Sam Heidari

Phone Number:

C.	Landlord's Address for Notices:	c/o TMG Partners 100 Bush Street, 26th Floor San Francisco, California 94104

D.	Landlord's Representative:	Lynn Tolin

Phone Number:

E.	Intended Commencement Date:	N/A

F.	Intended Term:	Starting on the actual Commencement Date (i.e., February 16, 2009) and continuing until the Expiration Date

G.	Expiration Date:	April 30, 2014

H.	First Month's Prepaid Rent:	Six Thousand Three Hundred Seventy Three Dollars and 04/100 ($6,373.04)

I.	Rent Commencement Date:	The date that is four (4) months after the actual Commencement Date.

J.	Intentionally Deleted

K.	Security Deposit:	Fifty Nine Thousand Three Hundred Thirty Five Dollars and 20/100 ($59,335.20)

L.	Required Liability Coverage:	Two Million Dollar ($2,000,000) Single Limit

M.	Number of Parking Spaces:	Eighty-one (81) spaces

N.	Brokers:

	Tenant's Broker:	Cornish & Carey Commercial

	Landlord's Broker:	Cornish & Carey Commercial

O. Project: That certain real property situated in the City of Fremont, County of Alameda, State of California, as presently improved with one (1) building described below as the "Building", which real property is described on Exhibit A attached hereto.

P. Building: That certain Building within the Project in which the Premises are located, which Building is shown on Exhibit A and is commonly known as 3400 and 3450 West Warren Avenue, Fremont, California. The Building contains approximately 76,978 square feet of gross leasable area.

Q. Common Areas: The "Common Areas" shall mean those areas within the Project which are located outside the Building and which are provided and designated by Landlord from time to time for general use by tenants of the Project including driveways, pedestrian walkways, parking spaces, landscaped areas and enclosed trash disposal areas.

R. Premises: Approximately 21,976 square feet of gross leasable area located in the Building (and, for purposes of this Lease, agreed to contain said number of square feet), which space is shown on the Floor Plan attached hereto as Exhibit B and commonly known as 3450 West Warren Avenue, Fremont, California.

S. Base Monthly Rent: The term "Base Monthly Rent" shall mean the following:

Period	Base Monthly Rent

Commencement Date to the Rent Commencement Date	$0.00

Rent Commencement Date to the first anniversary of the Commencement Date	$6,373.04

First anniversary of the Commencement Date to the second anniversary of the Commencement Date	$17,580.80

February 17, 2009 through April 30, 2011	$19,778.40

May 1, 2011 through April 30, 2012	$17,141.28

May l, 2012 through April 30, 2013	$17,800.56

May 1, 2013 through April 30, 2014	$19,338.88

T. Permitted Use: The term "Permitted Use" shall mean the following: General office and administrative, research and development, engineering, light manufacturing, assembly and testing of equipment, all to the extent permitted under and in accordance with the "IR Restricted Industrial" zoning classification applicable to the Project.

U. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

Exhibit A -	Description of the Project and showing the Building in which the Premises are located.

Exhibit B -	Floor Plan outlining the Premises.

Exhibit B-1:	Location of Two Offices (with Glass)

Exhibit B-2:	Computer Room Work and Exchange HVAC Unit

Exhibit C -	Form of Tenant Estoppel Certificate

Exhibit D -	Letter of Credit Provisions

Exhibit E -	Form of Acceptance Agreement

SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (the "Second Amendment") is made and entered into on and as of March 1, 2014 (the "Effective Date"), by and between JER BAYSIDE, LLC, a Delaware limited liability company ("Landlord"), and QUANTENNA COMMUNICATIONS, INC., a Delaware corporation ("Tenant").
RECITALS
This Second Amendment is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:
A.Landlord and Tenant are parties to that certain Industrial Lease dated January 12, 2009 (the "Original Lease"), as amended by that certain First Amendment to Lease dated May 1, 2011 (the "First Amendment") (the Original Lease, as amended by the First Amendment, is referred to herein as the "Lease"), covering those certain premises (the "Premises") containing approximately 21,976 square feet of gross leasable area described in Exhibit B to the Original Lease, which Premises is commonly known as 3450 West Warren Avenue, Fremont, California.
B.The term of the Lease (the "Term") currently expires on April 30, 2014. Landlord and Tenant now desire to amend the Lease to extend the Term until September 30, 2015 and to amend certain other related terms and conditions of the Lease, all as further described in this Second Amendment.
NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Second Amendment, Landlord and Tenant hereby agree as follows:
Defined Terms. Except as expressly provided in this Second Amendment to the contrary, capitalized terms that are defined in the Lease shall have the same meaning when used in this Second Amendment.
1.References.
(a)Article I of the Original Lease contains the principal terms of the Original Lease through April 3 0, 2011. All references in the Original Lease to the References (or to any of the information in Article I of the Lease) with respect to the period prior to April 30, 2011 shall be deemed to refer to the References in Article I of the Original Lease.
(b)The Amended and Restated References attached as Exhibit A to the First Amendment (the "Restated References") contain the principal terms applicable to the Lease for the period between May 1, 2011 and April 30, 2014. All references in the Lease (or to any of the information in Article I of the Lease) with respect to the period between May 1, 2011 and April 30, 2014 shall be deemed to refer to the Restated References.

(c)The Second Amended and Restated References attached as Exhibit A to this Second Amendment (the "Second Restated References") contain the principal terms applicable to the Lease for the period between May 1, 2014 and September 30, 2015. All references in the Lease (or to any of the information in Article I of the Lease) with respect to the period between May 1, 2014 and September 30, 2015 shall be deemed to refer to the Second Restated References.
3.Term. The Term of the Lease is hereby extended until September 30, 2015 so that, unless earlier terminated as provided in the Lease, the new Expiration Date of the Lease shall be September 30, 2015. The period between May 1, 2014 and September 30, 2015 is sometimes referred to herein as the "Second Renewal Term". Any references in the Lease to the Term shall include the Second Renewal Term.
4.Rent. Base Monthly Rent for the Premises for the Second Renewal Term shall be as set forth in the Second Restated References. In addition to Base Monthly Rent, Tenant shall continue to pay Tenant's Proportionate Share of all Operating Expenses as Additional Rent for the Premises for the Second Renewal Term pursuant to the terms and conditions in Section 3.2 of the Lease. As described in Section 5 below, Tenant shall also pay Additional Rent for the Subleased Premises (as defined below) for the Sublease Term (as defined below)
5.Sublease. Concurrently herewith, Tenant is entering into a sublease agreement (the "Sublease"), by which DCG Systems, Inc., a Delaware corporation ("DCG"), as Sublessor, is subleasing to Tenant, as Subtenant, a portion of the premises at 3400 West Warren Avenue, which portion (the "Subleased Premises") contains approximately 5,000 rentable square feet of area, as shown on Exhibit B attached hereto. The term of the Sublease commences on May 1, 2014 (or earlier as provided in Section 3.1 of the Sublease) and continues until September 30, 2015 (such period is referred to herein as the "Sublease Term"). For each month during the Sublease Term, Tenant shall pay directly to Landlord, as Additional Rent under the Lease, Tenant's Proportionate Share of all Operating Expenses for the Subleased Premises
6.Tenant Improvements.
(a)Tenant currently occupies the Premises and acknowledges that it shall continue to lease the Premises in its "as is" condition. In connection with this Second Amendment, Landlord has no obligation to make or pay for any improvements or alteration work in the Premises, the Building or the Project; provided, however, Landlord shall provide Tenant with a tenant improvement allowance in an amount equal to Twenty One Thousand Nine Hundred Seventy Six Dollars ($21,976.00) (the "Improvement Allowance") to be used by Tenant toward the cost of design and construction of certain improvements to the Premises (the "Improvements"). Tenant shall be responsible for all additional costs associated with the design and construction of the Improvements.
(b)Upon completion of the Improvements, Tenant shall submit to Landlord a request for disbursement of the Improvement Allowance, which disbursement request shall be accompanied by (i) a description of the costs of the Improvements for which such disbursement is requested, together with invoices evidencing such costs; and (ii) to the extent that any costs are to be paid to contractors or subcontractors for labor and materials, executed mechanic's lien releases from such contractors or subcontractors, which shall comply with the appropriate provisions of California Civil Code Section 3262(d).
(c)Provided that the Lease, as amended by this Second Amendment, is then in full force and effect and Tenant is not then in default, Landlord shall disburse the Improvement Allowance to Tenant within thirty (30) days after Landlord's review and approval of the items described in Section 6(b) above.
7.No Further Amendment. Except as amended by this Second Amendment, the Lease shall continue in full force and effect and in accordance with its terms and is hereby ratified and confirmed.
8.Governing Law. This Second Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.
9.Partial Invalidity. If anyone or more of the provisions contained in this Second Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
10.Effective Date of Amendment. The effective date of this Second Amendment and each and every provision hereof shall be the date first hereinabove set forth unless otherwise stated herein; provided, however, this agreement is not binding on any party hereto until executed and delivered by both of the parties hereto.
11.Representations and Warranties of Tenant. As a material inducement to Landlord to enter into this Second Amendment, Tenant represents and warrants to Landlord that, as of the date of this Second Amendment:
11.1. No Defaults. The Lease is in full force and effect. To Tenant's current, actual knowledge, without inquiry or investigation, there are no defaults by Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease. To Tenant's current actual knowledge, without investigation or inquiry, (a) there are no defaults by Landlord under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease.
11 .2. Authority. Tenant has full right, power and authority to enter into this Second Amendment. This Second Amendment and the Lease are binding and enforceable obligations of Tenant.
11.3. No Assignments. Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right,

title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises as a result of Tenant's actions or through any agreements entered into with Tenant, or the right to occupy or use all or any part ofthe Premises as a result of Tenant's actions or through any agreements entered into with Tenant.
12. Representations and Warranties of Landlord. As a material inducement to Tenant to enter into this Second Amendment, Landlord represents and warrants to Tenant that, as of the date of this Second Amendment:
12.1. No Defaults. The Lease is in full force and effect. To Landlord's current, actual knowledge, without inquiry or investigation, there are no defaults by Landlord under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease. To Landlord's current actual knowledge, without investigation or inquiry, (a) there are no defaults by Tenant under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease.
12.2 Authority. Landlord has full right, power and authority to enter into this Second Amendment. This Second Amendment and the Lease are binding and enforceable obligations of Landlord.
13.Brokers. Landlord and Tenant represent and warrant to each other that neither party has had dealings with any real estate broker, agent or finder in connection with the execution of this Second Amendment, except that Landlord has been represented by Cornish & Carey ("Landlord's Broker") and Tenant has been represented by CBRE ("Tenant's Broker"). Landlord agrees to indemnify and defend Tenant against and hold Tenant harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account Of any dealings with any real estate broker, agent or finder occurring by, through or under Landlord. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker, agent or finder occurring by, through or under Tenant, except that Landlord, not Tenant, shall pay a commission to Tenant's Broker pursuant to a separate written agreement.
14.Compliance with Anti-Terrorism Law. Tenant represents to Landlord that, to the best of Tenant's knowledge with no investigation or inquiry, Tenant is not in violation of any Anti-Terrorism Law, and that Tenant is not, as of the date hereof: (a) conducting any business with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. In addition, Tenant represents that, to the best of Tenant's knowledge with no investigation or inquiry, neither Tenant nor any of its officers, directors, members or lease guarantor, as applicable, is a Prohibited Person. For purposes hereof, "Anti-Terrorism Law" means any laws, ordinances, rules, regulations, orders, decrees, permits, and requirements of courts and governmental authorities now in effect, relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. "Prohibited Person" means (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pd for at any replacement website or other official publication of such list.

15.Lender Approval. To the extent that Landlord is required to obtain the prior written approval of any lender to this Second Amendment, Landlord shall obtain such prior written approval before executing and delivering this Second Amendment to Tenant.

16.Counterparts. This Second Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Second Amendment.

[text and signatures continue on following page]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first hereinabove set forth.

LANDLORD:
JER BAYSIDE, LLC,
a Delaware limited liability company
By:    JER Bayside Member, LLC,
a Delaware limited liability company
Its: Sole Member

By:    TMG Bayside, LLC
a Delaware limited liability company
Its: Administrative Member

By:    TMG Partners,
a California corporation
Its: Managing Member

By:	/s/JZ
Its:	SVP
Date:	3-31-14

TENANT:

QUANTENNA COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Sam Heidari
Name:	SAM HEIDARI
Title:	CEO
Date:	3/27/14

By:
Name:
Title:
Date:
If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief finanCial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise prOVide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

SECOND AMENDED AND RESTATED REFERENCES

ARTICLE 1: REFERENCES

1.1 All references in this Lease (subj ect to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A.	Tenant's Address for Notices:	Before the Commencement Date:

219 Moffett Park Drive Sunnyvale, California 94089 Attention: Chief Executive Officer

After the Commencement Date:

3450 West Warren Avenue Fremont, California 94538 Attention: Chief Executive Officer

B.	Tenant's Representative:	Diane Krzysik

Phone Number:

C.	Landlord's Address for Notices:	c/o TMG Partners 100 Bush Street, 26th Floor San Francisco, California 94104

D.	Landlord's Representative:	Lynn Tolin

Phone Number:

E.	Intended Commencement Date:	N/A

F.	Intended Term:	Starting on the actual Commencement Date (i.e., February 16, 2009) and continuing until the Expiration Date

G.	Expiration Date:	September 30, 2015

H.	First Month's Prepaid Rent:	N/A

I.	Rent Commencement Date:	N/A

J.	Intentionally Deleted

K.	Security Deposit:	Fifty Nine Thousand Three Hundred Thirty Five Dollars and 20/100 ($59,335.20)

L.	Required Liability Coverage:	Two Million Dollar ($2,000,000) Single Limit

M.	Number of Parking Spaces:	Eighty-one (81) spaces

N.	Brokers:

	Tenant's Broker:	CBRE

	Landlord's Broker:	Cornish & Carey Commercial
O.Project: That certain real property situated in the City of Fremont, County of Alameda, State of California, as presently improved with one (1) building described below as the "Building", which real property is described on Exhibit A to the Original Lease.
P.Building: That certain Building within the Project in which the Premises are located, which Building is shown on Exhibit A to the Original Lease and is commonly known as 3400 and 3450 West Warren Avenue, Fremont, California. The Building contains approximately 76,978 square feet of gross leasable area.
Q.Common Areas: The "Common Areas" shall mean those areas within the Project which are located outside the Building and which are provided and designated by Landlord from time to time for general use by tenants of the Project including driveways, pedestrian walkways, parking spaces, landscaped areas and enclosed trash disposal areas.
R.Premises: Approximately 21,976 square feet of gross leasable area located in the Building (and, for purposes of this Lease, agreed to contain said number of square feet), which space is shown on the Floor Plan attached hereto as Exhibit B to the Original Lease and commonly known as 3450 West Warren Avenue, Fremont, California.

S.Base Monthly Rent: The term "Base Monthly Rent" for the period commencing on May 1, 2014 and continuing through September 30, 2015 shall be the monthly amount of Eighteen Thousand Six Hundred Seventy Nine and 60/100 Dollars ($18,679.60). Notwithstanding the foregoing, for so long as no Event of Default has occurred and is continuing under the Lease, as amended by the Second Amendment, Tenant shall not be required to pay Base Monthly Rent for the months of May 2014 and June 2014.
T.Permitted Use: The term "Permitted Use" shall mean the following: General office and administrative, research and development, engineering, light manufacturing, assembly and testing of equipment, all to the extent permitted under and in accordance with the "IR Restricted
U.Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:
Exhibit to Original Lease:

Exhibit A:	Description of the Project and showing the Building in which the Premises are located.
Exhibit B:     Floor Plan outlining the Premises.
Exhibit B-1:    Location of Two Offices (with Glass)
Exhibit B-2:     Computer Room Work and Exchange HVAC Unit
Exhibit C -     Form of Tenant Estoppel Certificate
Exhibit D -     Letter of Credit Provisions
Exhibit E -     Form of Acceptance Agreement

Exhibits to First Amendment:
Exhibit A:    Amended and Restated References
Exhibits to Second Amendment:
Exhibit A:    Second Amended and Restated References
Exhibit B:    Subleased Premises

EXHIBIT B

SUBLEASED PREMISES

[see attached]

(N) BLACK OUT FILM (3) WINDOWS
CUT IN (N) 3090 DOOR
(E) WALL
(N) FULL HEIGHT WALL
NEW FLOOR PLAN

SHEET NOTES

SHEET NOTES (ADDITIONAL)

WALL LEGEND

GENERAL NOTES

(E) DRINKING FOUNTAIN 3

ENLARGED PLAN @ RM 153-155 2

ENLARGED PLAN @ SHOWER 1

KEY PLAN

habitec

DCG SYSTEMS

TENANT IMPROVEMENT

3400 WEST WARREN AVE.

FREMONT, CALIFORNIA 94538

A2.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the "Third Amendment") is made and entered into on and as of April 20, 2015 (the "Effective Date"), by and between BTP INVESTORS, LLC, a California limited liability company ("Landlord"), and QUANTENNA COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

RECITALS

This Third Amendment is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:
A.Landlord and Tenant are parties to that certain Industrial Lease dated January 12, 2009 (the "Original Lease"), as amended by that certain First Amendment to Lease dated May 1, 2011 (the "First Amendment"), as amended by that certain Second Amendment to Lease dated March 1, 2014 (the Original Lease, as amended by the First Amendment and Second Amendment, is referred to herein as the "Lease"), covering those certain premises (the "Premises") containing approximately 21,976 square feet of gross leasable area described in Exhibit B to the Original Lease, which Premises is commonly known as 3450 West Warren Avenue, Fremont, California.
B.The term of the Lease (the "Term") currently expires on September 30, 2015. Landlord and Tenant now desire to amend the Lease to extend the Term for three years until September 30, 2018 and to amend certain other related terms and conditions of the Lease, all as further described in this Third Amendment.
NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Third Amendment, Landlord and Tenant hereby agree as follows:
1.Defined Terms. Except as expressly provided in this Third Amendment to the contrary, capitalized terms that are defined in the Lease shall have the same meaning when used in this Third Amendment.
2.References.
(a)Article I of the Original Lease contains the principal terms of the Original Lease through April 30, 2011. All references in the Original Lease to the References (or to any of the information in Article I of the Lease) with respect to the period prior to April 30, 2011 shall be deemed to refer to the References in Article I of the Original Lease.
(b)The Amended and Restated References attached as Exhibit A to the First Amendment (the "Restated References") contain the principal terms applicable to the Lease for the period between May 1, 2011 and April 30, 2014. All references in the Lease (or to any of the information in Article I of the Lease) with respect to the period between May 1, 2011 and April 30, 2014 shall be deemed to refer to the Restated References.
(c)The Amended and Restated References attached as Exhibit A to the Second Amendment (the "Restated References") contain the principal terms applicable to the Lease for the period between May 1, 2014 and September 30, 2015. All references in the Lease (or to any of the information in Article I of the Lease) with respect to the period between May 1, 2014 and September 30, 2015 shall be deemed to refer to the Restated References.
(c)The Third Amended and Restated References attached as Exhibit A to this Third Amendment (the "Third Restated References") contain the principal terms applicable to the Lease for the period between October 1, 2015 and September 30, 2018. All references in the Lease (or to any of the information in Article I of the Lease) with respect to the period between October 1, 2015 and September 30, 2018 shall be deemed to refer to the Third Restated References.

3.Term. The Term of the Lease is hereby extended until September 30, 2018 so that, unless earlier terminated as provided in the Lease, the new Expiration Date of the Lease shall be September 30, 2018. The period between October 1, 2015 and September 30, 2018 is sometimes referred to herein as the "Third Renewal Term". Any references in the Lease to the Term shall include the Third Renewal Term.
4.Rent. Base Monthly Rent for the Premises for the Third Renewal Term shall be as set forth in the Third Restated References. In addition to Base Monthly Rent, Tenant shall continue to pay Tenant's Proportionate Share of all Operating Expenses as Additional Rent for the Premises for the Third Renewal Term pursuant to the terms and conditions in Section 3.2 of the Lease.

5.No Further Amendment. Except as amended by this Third Amendment, the Lease shall continue in full force and effect and in accordance with its terms and is hereby ratified and confirmed.

6.Governing Law. This Third Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.

7.Partial Invalidity. If anyone or more of the provisions contained in this Third Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.Effective Date of Amendment. The effective date of this Third Amendment and each and every provision hereof shall be the date first hereinabove set forth unless otherwise stated herein; provided, however, this agreement is not binding on any party hereto until executed and delivered by both of the parties hereto.

9.Representations and Warranties of Tenant. As a material inducement to Landlord to enter into this Third Amendment, Tenant represents and warrants to Landlord that, as of the date of this Third Amendment:
9.1.    No Defaults. The Lease is in full force and effect. To Tenant's current, actual knowledge, without inquiry or investigation, there are no defaults by Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease. To Tenant's current actual knowledge, without investigation or inquiry, (a) there are no defaults by Landlord under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease.
9.2.    Authority. Tenant has full right, power and authority to enter into this Third Amendment. This Third Amendment and the Lease are binding and enforceable obligations of Ten ant.
9.3.    No Assignments. Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises as a result of Tenant's actions or through any agreements entered into with Tenant, or the right to occupy or use all or any part of the Premises as a result of Tenant's actions or through any agreements entered into with Tenant.
10.Representations and Warranties of Landlord. As a material inducement to Tenant to enter into this Third Amendment, Landlord represents and warrants to Tenant that, as of the date of this Third Amendment:

10.1.    No Defaults. The Lease is in full force and effect. To Landlord's current, actual knowledge, without inquiry or investigation, there are no defaults by Landlord under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease. To Landlord's current actual knowledge, without investigation or inquiry, (a) there are no defaults by Tenant under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease.

10.2.     Authority. Landlord has full right, power and authority to enter into this Third Amendment. This Third Amendment and the Lease are binding and enforceable obligations of Landlord.

11.Brokers. Landlord and Tenant represent and warrant to each other that neither party has had dealings with any real estate broker, agent or finder in connection with the execution of this Third Amendment. Landlord agrees to indemnify and defend Tenant against and hold Tenant harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker, agent or finder occurring by, through or under Landlord. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker, agent or finder occurring by, through or under Tenant.
12.Compliance with Anti-Terrorism Law. Tenant represents to Landlord that Tenant is not in violation of any Anti-Terrorism Law, and that Tenant is not, as of the date hereof: (a) conducting any business with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. In addition, Tenant represents that neither Tenant nor any of its officers, directors, members or lease guarantor, as applicable, is a Prohibited Person. For purposes hereof, "Anti-Terrorism Law" means any laws, ordinances, rules, regulations, orders, decrees, permits, and requirements of courts and governmental authorities now in effect, relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. "Prohibited Person" means (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t1lsdn.pdf or at any replacement website or other official publication of such list.
13.Lender Approval. To the extent that Landlord is required to obtain the prior written approval of any lender to this Third Amendment, Landlord shall obtain such prior written approval before executing and delivering this Third Amendment to Tenant.
14.Counterparts. This Third Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Third Amendment.
15.Termination Option. Subject to the provisions of this Section 15, Tenant shall have the option to terminate this lease provided that:

(a) Tenant shall give Landlord written notice ("Termination Notice") of its election to terminate this Lease on a date specific ("Accelerated Termination Date") that shall be

(i) not less than 6 months after the date of the Termination Notice; (ii) on the last day of the month; and (iii) on or after March 31, 2016.

(b)Tenant may not exercise this option to terminate if Tenant is in default under this Lease after notice and beyond applicable cure periods as of the date of the Termination Notice or the Accelerated Termination Date.
(c)If the Accelerated Termination date is on or before September 30, 2017, then together with delivery of the Termination Notice, Tenant shall pay to Landlord a termination fee of $13,185.60.
(d) If Tenant exercises its option to terminate this Lease, then this Lease shall end and expire upon the Accelerated Termination Date and the Base Monthly Rent and Additional Rent shall be paid and apportioned to such date.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first hereinabove set forth.

LANDLORD:

BTP INVESTORS, LLC,
a California limited liability company

By:	Vectra Management Group, Inc.
a New York corporation
	Its:	Agent

		By:	/s/Raju Shah
		Name:	Raju Shah
		Its:	Managing Director
		Date:	4/20/2015

TENANT:

QUANTENNA COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Sam Heidari
Name:	Same Heidari
Title:	CEO
Date:	4-17-2015

EXHIBIT A

THIRD AMENDED AND RESTATED REFERENCES

ARTICLE 1: REFERENCES

1.1 All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

	Tenant's Address for Notices:	Before the Commencement Date:

219 Moffett Park Drive Sunnyvale, California 94089 Attention: Chief Executive Officer

After the Commencement Date:

3450 West Warren Avenue Fremont, California 94538 Attention: Chief Executive Officer

B.	Tenant's Representative:	Diane Krzysik

Phone Number:

C.	Landlord's Address for Notices:	BTP Investors, LLC c/o Vectra Management Group 424 West 33rd Street, Suite 540 New York, NY 10001
with a mandatory copies to:

BTP Investors, LLC c/o Orchard Commercial 2055 Laurelwood Road, Suite 130 Santa Clara, CA 95054

and

Clark & Gentry, P.L.L.C 570 Lexington Avenue, Suite 2401 New York, NY 10022-6894 Attn: Edgar Gentry, Esq.
D.	Landlord's Representative:	Bryan Barnes

	Phone Number:	(310) 400-6579

E.	Intended Commencement Date:	N/A

F.	Intended Term:	Starting on the actual Commencement Date (i.e., February 16, 2009) and continuing until the Expiration Date

G.	Expiration Date:	September 30, 2018

H.	First Month's Prepaid Rent:	N/A

I.	Rent Commencement Date:	N/A

J.	Intentionally Deleted

K.	Security Deposit:	Fifty Nine Thousand Three Hundred Thirty Five Dollars and 20/100 ($59,335.20)

L.	Required Liability Coverage:	Two Million Dollar ($2,000,000) Single Limit

M.	Number of Parking Spaces:	Eighty-one (81) spaces

N.	Brokers (as to the Third Amendment only

	Tenant's Broker:	None

	Landlord's Broker:	None

O.Project: That certain real property situated in the City of Fremont, County of Alameda, State of California, as presently improved with one (1) building described below as the "Building", which real property is described on Exhibit A to the Original Lease.
P.Building: That certain Building within the Project in which the Premises are located, which Building is shown on Exhibit A to the Original Lease and is commonly known as 3400 and 3450 West Warren Avenue, Fremont, California. The Building contains approximately 76,978 square feet of gross leasable area.
Q.Common Areas: The "Common Areas" shall mean those areas within the Project which are located outside the Building and which are provided and designated by Landlord from time to time for general use by tenants of the Project including driveways, pedestrian walkways, parking spaces, landscaped areas and enclosed trash disposal areas.

R.Premises: Approximately 21,976 square feet of gross leasable area located in the Building (and, for purposes of this Lease, agreed to contain said number of square feet), which space is shown on the Floor Plan attached as Exhibit B to the Original Lease and commonly known as 3450 West Warren Avenue, Fremont, California.
S.Base Monthly Rent: The term "Base Monthly Rent" for the period commencing on October 1, 2015 and continuing through September 30, 2018 shall mean the following:

Period	Base Monthly Rate
October 1, 2015 through September 30, 2016	$23,074.80
October 1, 2016 through September 30, 2017	$24,228.54
October 1, 2017 through September 30, 2018	$25,439.97

T.Permitted Use: The term "Permitted Use" shall mean the following: General office and administrative, research and development, engineering, light manufacturing, assembly and testing of equipment, all to the extent permitted under and in accordance with the "IR Restricted Industrial" zoning classification applicable to the Project.

U.Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which is described as follows:

Exhibit to Original Lease:

Exhibit A:	Description of the Project and showing the Building in which the Premises are located.
Exhibit B:    Floor Plan outlining the Premises.
Exhibits B-1: Location of Two Offices (with Glass)
Exhibits B-2: Computer Room Work and Exchange HVAC Unit
Exhibit C:    Form of Tenant Estoppel Certificate
Exhibit D:    Letter of Credit Provisions
Exhibit E:    Form of Acceptance Agreement

Exhibits to First Amendment:
Exhibit A:    Amended and Restated References

Exhibits to Second Amendment:
Exhibit A:    Second Amended and Restated References
Exhibit B:    Subleased Premises

Exhibits to Third Amendment:
Exhibit A:    Third Amended and Restated References